UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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AMC Global Media Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2026

Dear Stockholder:

You are cordially invited to attend the AMC Global Media annual meeting of stockholders, which will be conducted via live audio webcast on Tuesday, June 16, 2026 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2026. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information, please refer to the General Information section of the website.

In 2025, AMC Global Media continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we’ve made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships and profitability. The following are a few of our 2025 business highlights:

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The Company achieved net cash provided by operating activities of $306 million and free cash flow of $272 million.

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The Company’s streaming revenues increased to $677 million, representing our largest single source of domestic revenue and reflecting a 12% increase from the prior year.

•

The Company strengthened its balance sheet by reducing long-term debt by $591 million.

•

We advanced our targeted streaming business across multiple fronts by launching a new unscripted service All Reality, relaunching Sundance Now as the definitive streaming home for independent film, and surpassing one million paid subscribers for HIDIVE.

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We acquired the outstanding minority interest in RLJ Entertainment, providing the Company with 100% ownership of important RLJ Entertainment assets including Acorn TV, ALLBLK and RLJE Films and a substantial investment in Agatha Christie Limited.

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We continued to put content at the center of everything we do and brought audiences a dynamic slate of high-quality, original programming across our streaming services and networks.

Throughout the year, we have worked to update our stockholders on a range of topics including the Company’s business strategy, board of directors, governance and executive compensation practices. We are committed to maintaining an active dialogue with our stockholders and remain focused on creating stockholder value.

As we look to the year ahead, we are excited about the opportunities before us and remain confident in management’s ability to lead the Company through this pivotal moment in its evolution. Our 2026 strategic priorities reflect our commitment to accelerating the Company’s transformation to a streaming-first company, enhancing customer experiences and maintaining our multi-year financial pathway to deliver growth and long-term value for our stockholders.

Thank you for your support and your continued investment in AMC Global Media.

Sincerely yours,

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Global Media Inc.

The Annual Meeting of Stockholders of AMC Global Media Inc. (the “Company” or “AMC Global Media”) will be held via live audio webcast on Tuesday, June 16, 2026, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2026 (there is no physical location for the annual meeting). For further information on how to participate in the meeting, please see General Information, “How do I attend, vote at and ask questions during the annual meeting?” You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. The annual meeting will be held to:

1.	Elect the Directors named in the accompanying proxy statement.

2.	Ratify the appointment of the Company’s independent registered public accounting firm.

3.	Hold an advisory vote to approve Named Executive Officer compensation.

4.	Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors.

5.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 20, 2026 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

Anne G. Kelly Corporate Secretary

New York, New York

April 30, 2026

AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001

PROXY STATEMENT SUMMARY

We present here a summary of important information in this proxy statement. Please review the complete proxy statement before you vote.

2025 Business Highlights

Below are some key highlights from our last completed fiscal year:

In 2025, AMC Global Media continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we have made to focus the business around free cash flow generation as we continue to focus on three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships, and profitability. The following are a few of our 2025 business highlights:

•	The Company achieved net cash provided by operating activities of $306 million and free cash flow of $272 million.

•	The Company’s streaming revenues increased to $677 million, reflecting a 12% increase from the prior year.

•	The Company strengthened its balance sheet by reducing long-term debt by $591 million.

•

We completed significant affiliate renewal activity, representing more than a third of our subscriber footprint in the US and Canada, including renewed agreements with DirecTV, National Content & Technology Cooperative, Philo, and Eastlink in Canada, among others.

•

We advanced our targeted streaming business across multiple fronts by launching a new unscripted service All Reality, relaunching Sundance Now as the definitive streaming home for independent film, and surpassing one million paid subscribers for HIDIVE.

•

We acquired the outstanding minority interest in RLJ Entertainment providing the Company with 100% ownership of important RLJ Entertainment assets including Acorn TV, ALLBLK and RLJE Films and a substantial investment in Agatha Christie Limited.

(1)	Free cash flow is a non-GAAP measure. See Annex A for the calculation of this measure and for a reconciliation to the nearest GAAP measure.
(2)	Adjusted operating income is a non-GAAP measure. See Annex A for the calculation of this measure and for a reconciliation to the nearest GAAP measure.

•	We continued to expand our fast-growing FAST channels business, which at year end included 33 total live FAST channel brands representing 215 active channel feeds on 23 different platforms.

•

We delighted audiences with a high-quality slate of original programming across our networks and streaming services, including: AMC/AMC+’s Dark Winds, The Walking Dead: Daryl Dixon, The Walking Dead: Dead City, Anne Rice’s Talamasca: The Secret Order and Anne Rice’s Mayfair Witches; Acorn TV’s Irish Blood, Art Detectives and Harry Wild; We TV’s Love After Lockup and The Braxtons; HIDIVE’s anime hits My Gift Lvl 9999 Unlimited Gacha and Call of the Night; Shudder’s Clown in a Cornfield and Dangerous Animals, and IFC Films’ The Baltimorons and The Plague, among many others.

We received awards recognition for our content, including:

•	Anne Rice’s Interview with the Vampire (AMC/AMC+): Emmy Awards nomination (for hair and makeup) and Television Critics Awards nominations (for Outstanding and Individual Achievement in Drama)

•	The Ugly Stepsister (Independent Film Company): Academy Awards nomination

•	The Walking Dead Universe (AMC/AMC+): Saturn Awards win

•	Planet Earth, Asia (BBC America): Emmy Awards nominations

•	The Plague (Independent Film Company): Directors Guild Awards nomination and win; Film Independent Spirit Awards nominations and win; and Critics Choice Awards nominations

Director Nominees

The board of directors of AMC Global Media (the “Board of Directors” or “Board”) has nominated ten director candidates: three Class A nominees and seven Class B nominees. Each director is nominated for a term to expire at the 2027 annual meeting of the Company’s stockholders. Our directors have significant management, leadership and industry experience. In addition to these valuable attributes, our independent Class A nominees, elected by our Class A stockholders, also bring extensive knowledge of the media industry, enabling them to provide effective independent oversight of strategy and management’s execution of strategic initiatives, which is complemented by the valuable institutional knowledge of the Company that our Class B nominees, elected by our Class B stockholders provide. 40% of our director nominees are independent directors. See Proposal 1 — Election of Directors, “Directors Elected By Class A Common Stockholders” and “Directors Elected By Class B Common Stockholders” in this proxy statement for detailed information about each director’s background, skills and qualifications.

Name	Director Since	Principal Occupation	Committees

Directors Elected By Class A Common Stockholders

Matthew C. Blank	2022	• Consultant, The Raine Group, LLC and Cumulus Media, Inc.	Compensation Audit

Debra G. Perelman	2023	• Managing Partner, InviNext Growth Partners	Audit

Carl E. Vogel	2013	• Private Investor • Industry Advisor, KKR & Co Inc.	Compensation (Chair) Audit (Chair)
Directors Elected By Class B Common Stockholders

James L. Dolan Chairman of the Board of Directors	2011	• Executive Chairman and Chief Executive Officer, Madison Square Garden Entertainment Corp. Madison Square Garden Sports Corp. and Sphere Entertainment Co.	—

Christopher J. Cox	2024	• Founder and principal of Cox ADR LLC • Former partner with Hogan Lovells LLP	—

Aidan J. Dolan	2021	• Manager and Performer, Upright Man	—

Kristin Dolan	2026	• Chief Executive Officer of AMC Global Media Inc.	—

Thomas C. Dolan	2011	• Former Executive Vice President-Strategy and Development, Office of the Chairman, Cablevision Systems Corporation	—

Name	Director Since	Principal Occupation	Committees
Directors Elected By Class B Common Stockholders

Brian G. Sweeney	2011	• Former President and Chief Financial Officer, Cablevision Systems Corporation	—

Vincent Tese	2016

•

Former Chairman of ICE Clear Credit LLC

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Former Chief Executive Officer of the New York State Urban Development Corporation

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Former Executive Chairman of FCB Financial Holdings Inc. and its subsidiary Florida Community Bank

			Compensation

Executive Compensation Highlights

We, as a company, place great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with the strategic objectives of growing the Company’s businesses and enhancing the value of the Company. In particular, we believe that the majority of compensation should be at risk and contingent on Company performance.

The primary elements of 2025 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of restricted stock units, which vest ratably over three years, and cash performance awards that cliff vest at the end of three years based on the achievement of specified performance metrics. In 2025, in-line with our commitment to aligning pay with Company performance, 81% of the total target compensation to Ms. Dolan, our Chief Executive Officer (“CEO”), and 68% of the total target compensation to our other named executive officers (“NEOs”) was “at-risk.” In this way, a significant portion of the value of compensation ultimately realized by our NEOs depended upon either the Company’s performance against key performance measures that align with our business strategy, or the direct performance of our stock and thus, the experience of our stockholders. For the full list of our NEOs, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Our independent Compensation Committee regularly evaluates our compensation program to ensure it continues to support our pay-for-performance philosophy, advances the Company’s strategic objectives, and aligns with long-term stockholder value creation. As a result, the Committee implemented and approved changes in 2025 to further align the compensation program with the Company’s strategic priorities and perspectives shared by stockholders through ongoing engagement efforts. Specifically, the Committee added net revenues as a financial performance metric for determining the annual cash incentive award and, beginning with cash performance awards granted in 2026, will introduce a three-year cumulative free cash flow goal and a stock price modifier measured over three years, in addition to the annual AOI goals historically included in the Company’s long-term incentive program. These enhancements are designed to more closely align the compensation of our NEOs with stockholder interests and are discussed in more detail in the “Compensation Discussion and Analysis” section of this proxy statement.

2025 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period

Base Salary		• Based on level and merit and benchmarking against market data sources	N/A

Annual Cash Incentives

•

Based on the Company’s overall annual performance, which was calculated based on achievement of its (i) pre-established free cash flow, AOI and net revenues financial targets and (ii) four strategic goals (see page 43 for a description of these goals).

One year

Long-Term Incentive Awards	Cash Performance Awards (CPAs) • 50% to all of our NEOs	• AOI • Free cash flow • Linear subscribers and share of audience	Three one-year performance periods averaged and subject to modifier tied to three-year performance
	Restricted Stock Units (“RSUs”) • 50% to all of our NEOs	• Stock performance	Vests ratably over three years

2025 CEO Annual Target Compensation Decision Mix*

81% of CEO Target Pay is "At Risk"
Base Salary 19%
Annual Cash Incentive 37%
Long-Term Incentive RSUs 22%
CPA Grants 22%

v

2025 Non-CEO NEO Annual Target Compensation Decision Mix**

CPA Grants
14%
Base Salary
32%
Long-Term
Incentive
RSUs
14%
Annual Cash
Incentive
40%

68% of NEO Target Pay is "At Risk" on Average

*	The percentages in the 2025 CEO Annual Target Compensation Decision Mix are based on Ms. Dolan’s target compensation in 2025.
**	The percentages in the 2025 Non-CEO NEO Annual Target Compensation Decision Mix are based on Mr. McDermott’s and Ms. Kelleher’s target compensation in 2025.

Compensation Governance Practices

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Require pre-approval of buying and selling by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unvested equity awards

✓	Maintain a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of an independent compensation consultant

Corporate Governance Highlights

We are committed to ensuring that our Board is accountable to, and acts with a view to the interests of, all our stockholders, notwithstanding our status as a controlled company. We have implemented a number of strong governance practices and policies to promote independent leadership in the boardroom and the protection of stockholder rights.

Commitment to Sound Governance Practices as a Controlled Company

✓	Annual election of directors, with directors serving one-year terms

✓

Robust director nomination criteria, including considering whether directors have perspectives, backgrounds and experiences relevant to the Company’s strategic priorities, and the ability to serve the interests of both Class A and Class B stockholders

✓	Audit and Compensation committees comprised 100% of independent directors

✓	Executive sessions with only independent directors at least twice a year, facilitated by independent Class A director committee chairs

✓	Effective Board self-evaluations conducted at least annually

✓	Regular engagement with stockholders regarding business strategy and performance, Board, corporate governance and executive compensation practices

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2026

BOARD AND CORPORATE GOVERNANCE PRACTICES

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Global Media” refer to AMC Global Media Inc., a Nevada corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The Nasdaq Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 30, 2026.

AMC Global Media Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards. Our Board of Directors oversees the business of AMC Global Media and monitors the performance of management.

Corporate Governance Guidelines

The Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcglobalmedia.com. A copy may be obtained by writing to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Engagement with our Stockholders

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including business strategy and performance, Board, corporate governance and executive compensation practices. These stockholder dialogues, which are often focused on Board, governance and compensation matters, inform discussions in the boardroom and are a component of the Compensation Committee’s review and refinement of our executive compensation program. Input from stockholders in recent years has also informed enhancements to our proxy disclosures, including those surrounding the Board’s independent Class A director selection and nomination process, and how our director selection process supports the evolution of our Board’s collective skills and expertise in line with Company strategy. In the spring and fall of 2025, we continued our practice of engaging with Class A stockholders representing a majority of Class A Common Stock outstanding to highlight our Board’s recent refreshment efforts, and to discuss how our corporate governance and executive compensation practices support the Company’s evolved strategy.

Board Leadership Structure

Our Board has the flexibility to determine whether the roles of Chairman and principal executive officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. Our Board has chosen to keep the roles of Chairman of the Board and Chief Executive Officer separate. The Board believes that this is the optimal leadership structure at this time as it recognizes Mr. James L. Dolan’s leadership position on the Board and deep industry knowledge and experience while the Company is also able to benefit from the experience of its CEO, Ms. Kristin Dolan, with responsibility for day-to-day management of the Company.

Board Oversight of Company Strategy

The Board and its committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the Company’s short- and long-term objectives, including the Company’s operating plan and long-term corporate strategic plan. The Board’s committees oversee elements of our strategy associated with their respective areas of responsibility.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s assessment process seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. The current practice is to have our Chairman of the Audit Committee preside at these executive sessions. Non-management directors who are not independent under the NASDAQ rules may participate in these executive sessions, but our directors who are independent under the NASDAQ rules meet separately in regularly scheduled executive sessions at least twice each year. Our independent Class A director committee chairs are essential in facilitating and leading these executive sessions.

Risk Management

Risk management oversight is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which the Company’s senior management and relevant Company departments assess and manage the Company’s risk exposure. The Committee also discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Furthermore, the Audit Committee reviews and receives regular briefings concerning the Company’s information security, data privacy and technology risks (including cybersecurity), including discussions of the Company’s information security, data privacy and cybersecurity risk management programs. For more information, please refer to Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Our Compensation Committee also considers the issue of the Company’s risk exposure in establishing and implementing our executive compensation programs. AMC Global Media believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align its executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting EQS, which has been designated to act as a confidential contact organization for these purposes, at 1-800-461-9330.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investors.amcglobalmedia.com. In addition, a copy may be obtained by writing to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules and, as a result, the Company is not required to comply with NASDAQ corporate governance rules requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Given our stockholder voting structure, which entitles Class B holders to elect up to 75% of the Board, our Board of Directors has elected not to comply with the NASDAQ rule that independent directors constitute a majority of the Board and that the Board appoint an independent corporate governance and nominating committee. Instead, we remain committed to balancing the rights of Class B holders with our Board’s commitment to independent oversight through our Class A director nomination process, described in more detail below. We do comply with the requirement for an independent compensation committee.

Our Board has determined that each of the following non-employee directors are “independent” within the meaning of NASDAQ and SEC rules: Messrs. Matthew C. Blank, Joseph M. Cohen, Stephen C. Mills, Vincent Tese and Carl E. Vogel and Ms. Debra G. Perelman. In making the determination as to the independence of each director and director nominee, the Board considered all relationships between that director, or director nominee, and the Company and its affiliates.

•

In reaching its determination with respect to Mr. Blank, the Board considered the fact that he previously served as Interim CEO of the Company from September 2021 to September 2022, as a director of Madison Square Garden Sports Corp. (“MSG Sports”) from 2019 to 2020 and as a director of Madison Square Garden Entertainment Corp., now known as Sphere Entertainment Co. (“Sphere Entertainment”), from 2020 until 2021. The Board determined that these relationships are not material and that Mr. Blank is independent.

•

In reaching its determination with respect to Mr. Cohen, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks, Inc. (“MSG Networks”) from 2020 until July 2021. The Board determined that these relationships are not material and that Mr. Cohen is independent.

•

In reaching its determination with respect to Mr. Mills, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks from 2020 to 2021. The Board determined that these relationships are not material and that Mr. Mills is independent.

•

In reaching its determination with respect to Mr. Tese, the Board considered the fact that he serves as an outside director of MSG Sports and Sphere Entertainment and determined that these relationships are not material and that Mr. Tese is independent.

•

In reaching its determination with respect to Mr. Vogel, the Board considered the fact that he served as an outside director of Sphere Entertainment from April 2023 to March 2025. The Board determined that this relationship is not material and that Mr. Vogel is independent.

•

In reaching its determination with respect to Ms. Perelman, the Board considered the fact that Ms. Perelman serves as an outside director of Sphere Entertainment since April 2025 and that Ms. Perelman’s half-sister, Samantha Perelman, is an employee of the Company’s AMC Studios operation. The Board determined that these relationships are not material and that Ms. Perelman is independent.

Following the annual meeting, the Board will be comprised of 40% independent directors.

Director Nomination

As permitted under NASDAQ rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. Under the terms of our

Amended and Restated Articles of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Articles of Incorporation.

Our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect at least 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors are recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock. In March 2026, Kristin Dolan, the Company’s Chief Executive Officer, was appointed to the Board as a Class B Director. The Board believes that Ms. Dolan’s direct experience leading the Company through a period of significant industry transformation – including her focus on content partnerships, distribution strategy, and operational efficiency – makes her perspective as Chief Executive Officer particularly valuable to Board deliberations at this time, and helps further align senior management and board-level governance.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board. The Board considers, among other things, whether the Board is comprised of directors with an appropriate mix of opinions, perspectives, and personal and professional experiences and backgrounds, as well as other characteristics. The Board believes that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a board that encompasses a broad range of skills, expertise, industry knowledge, viewpoints, backgrounds and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

Stockholders who wish to submit nominees for consideration by the Board for election at our 2027 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Amended and Restated Bylaws and SEC rules. See “Other Matters—Stockholder Proposals for the 2027 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock, in light of the voting provisions of our Amended and Restated Articles of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Meetings

The Board met six times between January 1, 2025 and December 31, 2025. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time. We also encourage our directors to attend annual meetings of stockholders. Twelve of the thirteen directors who stood for election at the 2025 annual meeting of stockholders attended the annual meeting of stockholders.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee. Dr. Leonard Tow served as a member of the Audit and Compensation Committees until August 10, 2025, and as chair of the Compensation Committee until June 5, 2025.

Audit Committee

Committee Members: Mr. Vogel (Chair), Mr. Blank and Ms. Perelman

Meetings in 2025: 4

The primary purposes and responsibilities of our Audit Committee are to:

•

Assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm;

•

Appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	Review and evaluate the qualifications and performance of the Company’s internal audit department;

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

Discuss the process by which Company senior management assesses and manages the Company’s risk exposure, and discuss the Company’s major financial risk exposures and the steps Company management has taken to monitor and control such exposures;

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Discuss cybersecurity and data privacy risks and threats with the Company’s General Counsel and Chief Technology Officer, who provide a cybersecurity report to the Audit Committee on a quarterly basis;

•

Review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy;

•	Conduct and review with the Board an annual performance evaluation of the Audit Committee;

•	Prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	Review and reassess the Audit Committee charter at least annually; and

•	Report to the Board on a regular basis.

The text of our Audit Committee charter is available on our website at http://investors.amcglobalmedia.com/corporate-governance. A copy may be obtained by writing to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of NASDAQ and SEC rules, and that each Audit Committee member has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Messrs. Blank and Vogel and Ms. Perelman is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under Corporate Governance, “Communicating with Our Directors.”

Compensation Committee

Committee Members: Mr. Vogel (Chair), Mr. Blank and Mr. Tese

Meetings in 2025: 8

The primary purposes and responsibilities of our Compensation Committee are to:

•

Establish our general compensation philosophy and, in consultation with management and ClearBridge, the Company’s independent compensation consultant, oversee the development and implementation of compensation programs;

•	Review and approve corporate goals and objectives relevant to the CEO compensation, evaluate her performance in light of these goals and objectives and determine and approve her compensation based upon that evaluation;

•

Make recommendations to the Board with respect to the compensation of our executive officers (other than the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the CEO, the “Senior Employees”);

•	Approve any new equity compensation plan or material changes to an existing plan;

•	Oversee the activities of the committee or committees administering our retirement and benefit plans;

•	In consultation with management, oversee regulatory compliance with respect to compensation matters;

•	Determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);

•	Determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	Prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement;

•	Conduct and review with the Board an annual performance evaluation of the Compensation Committee; and

•	Report to the Board on a regular basis, but not less than annually.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The text of our Compensation Committee charter is available on our website at http://investors.amcglobalmedia.com/corporate-governance. A copy may be obtained by writing to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the CEO, evaluates the CEO’s performance in light of the corporate goals and objectives relevant to their compensation and determines and approves the compensation levels for the CEO based on this evaluation. In determining the long-term incentive component compensation for the CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Vogel and Mr. Tese served as members of the Compensation Committee during 2025. Mr. Blank has served as member of the Compensation Committee since September 23, 2025. Mr. Vogel and Mr. Tese are neither current nor former officers or employees of the Company. Mr. Blank served as interim CEO of AMC Global Media from September 2021 to September 2022 but has not served as an officer or employee of the Company since September 2022.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC (“Item 404”)) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently applies to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

Our Board has also adopted a special approval policy for transactions with MSG Sports, Sphere Entertainment and Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries, and MSG Entertainment and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries and MSG Entertainment and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”

Currently, and throughout our fiscal year ended December 31, 2025, our Audit Committee or Compensation Committee served as the Independent Committee under the above policy. For a further discussion of the scope of this policy, see “Related Party Transaction Policy.”

Our Amended and Restated Bylaws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Nevada Revised Statutes. Our Board has not formed an Executive Committee, although it could do so in the future.

Director Compensation

The following table describes the components of the non-employee director compensation program in effect during 2025:

Compensation Element*	Compensation Program

Annual Retainer	$70,000

Annual Equity Retainer**	$135,000 in RSUs that vest on the date of grant and settle 90 days after service on the Board ceases

Annual Non-Executive Chairman Fee	$200,000

Annual Committee Retainer Fees	$25,000

Chair Fee	$35,000

Meeting Fees	$2,000 per meeting

*	Includes any non-standing committee of the Board that may be established from time to time. A director who is a Company employee receives no additional compensation for serving as a director.

**

Each director annual grant of RSUs is determined by dividing the value of the annual equity retainer by the twenty trading day average closing price on the day prior to the annual stockholders’ meeting.

2025 Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2025 through December 31, 2025. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation (4)	Total ($)

Matthew C. Blank(5)	105,586	139,880	—	245,466

Joseph Cohen	82,000	139,880	—	221,880

Christopher J. Cox	82,000	139,880	—	221,880

Aidan Dolan	82,000	139,880	—	221,880

James L. Dolan	280,000	139,880	—	419,880

Patrick F. Dolan(6)	44,890	139,880	—	184,770

Thomas C. Dolan	82,000	139,880	—	221,880

Stephen C. Mills	78,000	139,880	—	217,880

Debra G. Perelman	115,000	139,880	—	254,880

Brian G. Sweeney	82,000	139,880	—	221,880

Vincent Tese	123,000	139,880	—	262,880

Leonard Tow(7)	106,040	139,880	—	245,920

Carl E. Vogel(8)	190,286	139,880	—	330,166

(1)

These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursement of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)

This column reflects the fair market value of 21,194 RSUs granted to each non-employee director on June 5, 2025 based on the closing stock price of $6.60 on that date, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)

For each non-employee director, the aggregate number of RSUs held as of December 31, 2025 is as follows: Mr. Matthew Blank, 44,364 units; Mr. Joseph Cohen, 43,852 units; Mr. Christopher J. Cox, 34,162 units; Mr. Aidan Dolan 46,345 units; Mr. James L. Dolan, 71,478 units; Mr. Patrick F. Dolan, 0 units; Mr. Thomas C. Dolan, 71,478 units; Mr. Stephen C. Mills, 29,236 units; Ms. Debra G. Perelman, 40,206 units; Mr. Brian G. Sweeney, 71,478 units; Mr. Vincent Tese, 59,941 units; Dr. Leonard Tow, 0 units; and Mr. Carl E. Vogel, 65,174 units.

(4)

The Company encourages its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

(5)	Reflects compensation for Mr. Matthew C. Blank’s service as a member of the Audit and Compensation Committees from September 23 through December 31, 2025.

(6)	Reflects compensation for Mr. Patrick F. Dolan’s service as a non-employee director from January 1 through August 1, 2025.

(7)

Reflects compensation for Dr. Leonard Tow’s service as a non-employee director and a member of the Audit and Compensation Committees from January 1 through August 10, 2025, and as chair of the Compensation Committee from January 1 through June 5, 2025.

(8)	Reflects compensation for Mr. Carl E. Vogel’s service as chair of the Compensation Committee from June 5 through December 31, 2025.

PROPOSAL 1 — ELECTION OF DIRECTORS

Joseph M. Cohen and Stephen C. Mills will not be standing for re-election at the 2026 annual meeting of the Company’s stockholders. The Company has benefited greatly from the distinguished service and outstanding contributions of Messrs. Cohen and Mills during their Board tenure. The size of the Board will be reduced from twelve to ten members as of the 2026 Annual Meeting of Stockholders.

The Board has nominated ten of the Company’s twelve current directors for election or re-election to the Board. Of the ten nominees for director, three are to be elected by the Class A stockholders and seven are to be elected by the Class B stockholders. The ten director nominees, other than Kristin Dolan, are standing for re-election and were elected by the respective Class A and Class B stockholders at the 2025 annual meeting of the Company’s stockholders held on June 5, 2025. Kristin Dolan, who was appointed as a Class B Director on March 11, 2026, is standing for election by the Class B Stockholders.

All director nominees are hereby nominated for a term to expire at the 2027 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card will be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card will be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Director Nominees Elected By Class A Common Stockholders

MATTHEW C. BLANK

Age: 75

Director since October 2022

Mr. Blank currently serves as a consultant to Cumulus Media, Inc. and The Raine Group, LLC. Mr. Blank previously served as a senior advisor to The Raine Group, LLC from September 2020 to September 2021 and again from December 2022 to February 2025. Mr. Blank served as Interim CEO of AMC Global Media Inc. from September 2021 to September 2022. Mr. Blank was an advisor to Showtime Networks, Inc. (“Showtime”) from January 2018 to December 2018, after serving as Chairman of Showtime from January 2016 to December 2017. Prior to that, Mr. Blank served as Chief Executive Officer of Showtime from 1995 through 2015 and President and Chief Operating Officer of Showtime from 1993 through 1995, after serving as Executive Vice President of Marketing, Creative Services and Public Affairs from 1988 to 1992. Prior to joining Showtime, Mr. Blank served over 12 years in various roles at Home Box Office, Inc. (“HBO”), leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank also currently serves as a director of CuriosityStream Inc. Mr. Blank previously served on the board of directors of Cumulus Media, Inc. from October 2018 to February 2025, MSG Entertainment from April 2020 to September 2021 and MSG Sports from December 2019 to April 2020.

Key Skills & Qualifications In light of Mr. Blank’s extensive knowledge of the media industry acquired through his high level executive roles at AMC Global Media Inc., Showtime and HBO, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

DEBRA G. PERELMAN

Age: 52

Director since June 2023

Ms. Perelman currently serves as a Managing Partner at InviNext Growth Partners, a new fund dedicated to investing in consumer growth companies. Previously, Ms. Perelman served as President and Chief Executive Officer of Revlon, Inc. from May 2018 to August 2023 and as a director of Revlon, Inc. from June 2015 to August 2023. Ms. Perelman previously served as Revlon, Inc.’s Chief Operating Officer from January 2018 until May 2018 (Revlon, Inc. filed for bankruptcy in June 2022 and emerged in May 2023). From 2014 until December 2017, Ms. Perelman also served as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes, a diversified holding company. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at Revlon, Inc. in corporate finance and brand marketing. Ms. Perelman currently serves as a director of Sphere Entertainment, Bed, Bath & Beyond Inc. and Sally Beauty Holdings, Inc. She is the co-founder and serves as a member of the Board of Child Mind Institute.

Key Skills & Qualifications In light of Ms. Perelman’s experience as the chief executive officer of a public company, as well as the knowledge and experience she has gained in various positions, including brand marketing and corporate finance at Revlon, Inc. and MacAndrews & Forbes, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that she should be reelected to the Board.

CARL E. VOGEL

Age: 68

Director since June 2013

Mr. Vogel is a private investor and an industry advisor focused on media and communications for KKR & Co Inc., a global investment firm. He is also the president and sole stockholder of Bulldog Capital Partners, Inc., a private investment firm. He served as Executive Partner of Mill Point Capital, a middle market private equity firm. Mr. Vogel was a former Senior Advisor of DISH Network Corporation; former President and Vice Chairman of DISH Network Corporation (formerly EchoStar Communications Corporation), a satellite delivered digital television services provider in the United States); the former Vice Chairman and Senior Advisor at EchoStar Corp., a developer of set-top boxes and other electronic technology; and the former President, Chief Executive Officer and director of Charter Communications Inc., a broadband service provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. In addition, Mr. Vogel is a member of the board of directors and compensation committee, and chair of the audit committee of, Liberty Live Holdings Inc. and a member of the board of directors of Live Nation. Mr. Vogel also served as a director of Sphere Entertainment, Sirius XM Holdings Inc., Universal Electronics, Inc., Ascent Media Corporation, Inc., DISH Network Corporation and Shaw Communications, Inc. during the last five years.

Key Skills & Qualifications In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH Network Corporation and Charter Communications Inc., his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

Director Nominees Elected By Class B Common Stockholders

JAMES L. DOLAN

Age: 70

Director since March 2011

Mr. James L. Dolan has served as the Company’s Non-Executive Chairman since February 27, 2023 and previously served in such role from September 2020 to December 5, 2022. From December 5, 2022 through February 27, 2023, Mr. Dolan served as the Company’s Interim Executive Chairman. He has also been Executive Chairman of MSG Sports since October 2015 and its Chief Executive Officer since May 2024. Mr. Dolan has been the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019 and the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022. Mr. Dolan was the Executive Chairman of MSG Networks from June 2009 until July 2021 and he was the President and Chief Executive Officer of MSG Networks from March 2015 to July 2015. Mr. Dolan was Chief Executive Officer of Cablevision Systems Corporation (“Cablevision”) from October 1995 until its sale in June 2016. He was President of Cablevision from June 1998 to April 2014, Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995, and Vice President of Cablevision from 1987 to September 1992. Mr. Dolan currently serves as a director of MSG Sports, MSG Entertainment and Sphere Entertainment. Mr. Dolan previously was a director of MSG Networks, Cablevision and Live Nation Entertainment, Inc. Mr. Dolan is the spouse of Kristin Dolan, the father of Aidan J. Dolan, the brother of Thomas C. Dolan and the brother-in-law of Christopher J. Cox and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer from 1995 until its sale in June 2016 and his experience as the Executive Chairman of MSG Sports since October 2015, Sphere Entertainment since November 2019, MSG Entertainment since December 2022 and MSG Networks from June 2009 until July 2021, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, MSG Entertainment, Sphere Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHRISTOPHER J. COX

Age: 62

Director since July 2024

Mr. Cox is the founder and principal of Cox ADR LLC, an alternative dispute resolution consulting firm. He was a partner with Hogan Lovells LLP from April 2019 to January 2024. Prior to joining Hogan Lovells LLP, he was a partner with Weil Gotshal & Manges LLP, which he joined as an associate in 1997. Mr. Cox is currently a member of the American Bar Association Dispute Resolutions Section, where he sits on the Arbitration and Mediation Committees. He also currently serves on the FINRA Dispute Resolution Services panel of arbitrators as of January 2026. Mr. Cox is the brother-in-law of Kristin Dolan and James L. Dolan.

Key Skills & Qualifications In light of Mr. Cox’s experience as founder and principal of Cox ADR LLC, as well as the knowledge and experience he has gained during his tenure as a partner at Hogan Lovells LLP and a partner Weil Gotshal & Manges LLP, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

AIDAN J. DOLAN

Age: 34

Director since June 2021

Mr. Aidan J. Dolan is a graduate of New York University and has earned a certification in entrepreneurship at the Wharton School of Business. Mr. Dolan has been involved with various entrepreneurial endeavors, including managing and performing in Upright Man, a New York-based band, from 2015 to 2025 and launching an apparel line founded in May 2019. Mr. Dolan served as a director of MSG Networks from June 2020 until July 2021. Mr. Dolan is the son of James L. Dolan, the step-son of Kristin Dolan and the nephew of Thomas C. Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of his familiarity with the Company’s business and being a member of the third generation of Cablevision’s founding family and experience as a director of MSG Networks, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that Aidan J. Dolan should be reelected to the Board.

KRISTIN DOLAN

Age: 60

Director since March 2026

Ms. Kristin Dolan has served as Chief Executive Officer of the Company since February 2023. She previously served as a director of the Company from June 2011 to March 2023. Ms. Dolan also founded and was Chief Executive Officer of 605, LLC, an audience measurement and data analytics company in the media and entertainment industries, from its inception in 2016 until February 2023. She previously served as the Chief Operating Officer of Cablevision from April 2014 until its sale in June 2016. She was President of Optimum Services for Cablevision from April 2013 to April 2014, Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013 and Senior Vice President of Cablevision from 2003 to 2011. She currently serves as a director of Sphere Entertainment and The Wendy’s Company, and previously served as a director of Revlon, Inc., MSG Sports, MSG Networks, and Cablevision. Ms. Dolan has notified The Wendy’s Company that she will not be standing for re-election at their May 2026 annual shareholder meeting and that her term will therefore expire on May 20, 2026. Ms. Dolan is the spouse of James L. Dolan, the step-mother of Aidan J. Dolan and the sister-in-law of Christopher J. Cox, Thomas C. Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Ms. Dolan’s extensive experience in various positions with Cablevision since 2003, as well as the knowledge and experience she has gained and contributions she has made during her tenure as Chief Executive Officer of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that Kristin A. Dolan should be reelected to the Board.

THOMAS C. DOLAN

Age: 73

Director since June 2011

Mr. Thomas C. Dolan was Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision from September 2008 until its sale in June 2016. He was Chief Executive Officer of Rainbow Media Corp. from April 2004 to April 2005 and Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks and Cablevision. Mr. Dolan is the brother of James L. Dolan, the uncle of Aidan J. Dolan and the brother-in-law of Kristin Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

BRIAN G. SWEENEY

Age: 61

Director since June 2011

Mr. Sweeney served as the President of Cablevision from April 2014 and Chief Financial Officer of Cablevision from March 2015 until its sale in June 2016. Previously, Mr. Sweeney served as the Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014, Senior Vice President — Strategic Software Solutions of Cablevision from June 2012 to January 2013 and Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks and Cablevision. Mr. Sweeney is the brother-in-law of James L. Dolan, Kristin Dolan, and Thomas C. Dolan and the uncle of Aidan J. Dolan.

Key Skills & Qualifications In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

VINCENT TESE

Age: 83

Director since June 2016

Mr. Tese served as the Chairman of ICE Clear Credit LLC from 2013 to 2025 and FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC) from November 2009 to January 2019 and the Executive Chairman of FCB Financing Holdings, Inc. and its subsidiary, Florida Community Bank from January 2010 to January 2019. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. He is a director of MSG Sports, Sphere Entertainment, ICE Digital Trust LLC, New York Racing Association, Inc. and Claros Mortgage Trust, Inc. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese previously served as a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc., Cablevision, MSG Networks, Mack-Cali Realty Corporation and Intercontinental Exchange, Inc.

Key Skills & Qualifications In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other governmental service, his experience as the executive chairman of Florida Community Bank, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2026. KPMG will audit our financial statements, including our internal control over financial reporting, for 2026. Representatives of KPMG will participate in the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. In accordance with our Amended and Restated Articles of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees for services rendered by KPMG, our independent registered public accounting firm, in 2025 and 2024:

	2025	2024

Audit fees (1)	$2,568,000	$3,039,000

Audit-related fees (2)	$35,000	$137,000

Tax fees (3)	$141,000	$94,000

All other fees (4)	$198,000	—

(1)

Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s financial statement audit, including the integrated audit of internal control over financial reporting, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries, (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods, and (iv) services for work arising from the Company’s long-term debt transactions.

(2)	Audit-related fees billed to the Company consisted principally of services relating to agreed-upon procedures, technical accounting advice and attest services.

(3)	Tax fees billed to the Company consisted of compliance services and advisory services related to state, federal and foreign tax matters.

(4)	All other fees billed to the Company consisted of contract compliance and other permitted advisory services.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The

Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

The Company’s stockholders previously approved, in an advisory vote held at the 2024 annual meeting of stockholders, holding an advisory vote to approve the compensation of our Named Executive Officers once every year.

The Company values the opinions of its stockholders and, consistent with our record of stockholder engagement, will consider the outcome of the vote when making future compensation decisions. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion and Analysis.” As described in the Compensation Discussion and Analysis, we believe that the Company’s executive compensation programs effectively ties a significant portion of compensation to the Company’s performance and provides a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

We are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of AMC Global Media approve, on an advisory basis, the compensation of AMC Global Media’s Named Executive Officers, as disclosed in AMC Global Media’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the compensation tables and narratives under the heading “Executive Compensation.”

Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our Named Executive Officers.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2011 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Company is seeking stockholder approval of the Amended and Restated 2011 Stock Plan for Non-Employee Directors (as amended, the “A&R 2011 Director Stock Plan”). The A&R 2011 Director Stock Plan is being submitted for the approval of the stockholders of the Company in order to reserve an additional 500,000 shares of Class A Common Stock to the existing Amended and Restated 2011 Stock Plan for Non-Employee Directors (the “Current Director Stock Plan”) for issuance of awards under the A&R 2011 Director Stock Plan, as well as to extend the termination date from June 12, 2034 to June 16, 2036. The terms of the A&R 2011 Director Stock Plan otherwise are substantially similar to the Current Director Stock Plan approved by stockholders in 2024. The primary aspects of the A&R 2011 Director Stock Plan are as follows, and such summary is qualified in its entirety by the A&R 2011 Director Stock Plan as set forth in Annex B to this proxy statement.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors is enhanced if the Company can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating their active interest in the development and financial success of the Company. The A&R 2011 Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units and other equity-based awards (collectively, “Director Awards”). The A&R 2011 Director Stock Plan will terminate, and no more Director Awards will be granted, after ten years from the effective date of the A&R 2011 Director Stock Plan (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the A&R 2011 Director Stock Plan will not affect previously granted Director Awards. If stockholders do not approve the A&R 2011 Director Stock Plan, the amendments to the Current Director Stock Plan will not take effect, but the Company may continue to grant awards under the Current Director Stock Plan in accordance with the current terms and conditions thereof.

Historic Burn Rate and Potential Dilution

We estimate that, based on past practice and current share price, the shares available for issuance under the A&R 2011 Director Stock Plan will provide sufficient shares for our equity-based compensation needs for non-employee directors for approximately two years following the date the A&R 2011 Director Stock Plan is approved by our stockholders.

Our equity-based compensation model for our non-employee directors results in a “burn rate” as indicated in the chart below:

	2023	2024	2025	Three-Year Average

(a) Restricted stock units granted (1)	131,640	117,514	275,522	174,892

(b) Weighted average common shares outstanding – basic	43,827,460	44,438,307	44,420,440	44,228,736

(c) Burn rate (a/b) (2)	.30%	.26%	.62%	.40%

(1)	Reflects the gross number of shares underlying awards made to non-employee directors during the respective year.

(2)	Not adjusted for forfeiture, withholding and expirations, which would reduce the burn rate if taken into account.

Our Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the A&R 2011 Director Stock Plan is 2.78%. The overhang is calculated as follows, in each case as of December 31, 2025: (x) the sum of (a) 613,155 shares available under the A&R 2011 Director Stock Plan and (b) 608,986 shares underlying outstanding awards under the Current Director Stock Plan, divided by (y) the sum of (a) 42,699,000 shares outstanding, (b) 613,155 shares available under the A&R 2011 Director Stock Plan and (c) 608,986 shares underlying outstanding awards under the Current Director Stock Plan.

Shares Subject to the A&R 2011 Director Stock Plan; Other Limitations

The A&R 2011 Director Stock Plan will be administered by the Company’s Compensation Committee. There are currently 11 non-employee directors who are eligible to participate in the A&R 2011 Director Stock Plan. The closing price of a share of the Company’s Class A Common Stock on April 10, 2026 was $7.49.

The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the A&R 2011 Director Stock Plan may not exceed an aggregate of 613,155, representing 113,155 available for grant under the Current Director Stock Plan plus the 500,000 shares added as a result of the approval of the A&R 2011 Director Stock Plan, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the A&R 2011 Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the A&R 2011 Director Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the A&R 2011 Director Stock Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not fairly protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, an “A&R 2011 Director Stock Plan Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

Director Awards

Under the A&R 2011 Director Stock Plan, the Company may grant options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the A&R 2011 Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement, however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the A&R 2011 Director Stock Plan at any time and from time to time may amend or revise the terms of the A&R 2011 Director Stock Plan or any award agreement, as permitted by applicable law, except that it may not

(a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an A&R 2011 Director Stock Plan Adjustment Event, except to the extent the terms of an award agreement expressly refer to an A&R 2011 Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the A&R 2011 Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the A&R 2011 Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the A&R 2011 Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the A&R 2011 Director Stock Plan. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.

New Plan Benefits

As discussed above, only non-employee directors are eligible to receive benefits under the A&R 2011 Director Stock Plan. The Compensation Committee has the discretion to determine the compensation of non-employee directors, including awards under the A&R 2011 Director Stock Plan. Accordingly, the Company cannot currently determine the number of awards that any non-employee director may receive under the A&R 2011 Director Stock Plan if approved by stockholders. The following table sets forth the number of awards that were received by the persons and groups named below for the 2025 fiscal year under the Current Director Stock Plan.

	Dollar Value($)(1)	Number of RSUs (1)

Kristin Dolan, CEO	—	—

Dan McDermott, Chief Content Officer and President of AMC Studios	—	—

Kim Kelleher, President and Chief Commercial Officer	—	—

All Executive Officers(2)	—	—

Non-Executive Employee Officer Group	—	—

All Directors who are not Executive Officers	$1,818,445	275,522

(1)

This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted in 2025 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)	Includes the named executive officers individually listed above and Salvatore Romanello and Michael J. Sherin III.

The Board unanimously recommends that you vote FOR this proposal.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2025.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (2))

Equity compensation plans approved by security holders	5,251,685	$10.89	7,889,805

Equity compensation plans not approved by security holders	—	—	—

Total	5,251,685	$10.89	7,889,805

(1)	Includes the following plans: A&R 2016 Employee Stock Plan and the Current Director Stock Plan.

(2)

In March 2026, the Compensation Committee granted RSU awards covering an aggregate of 3,398,929 shares, which is not reflected as a reduction in the number of shares remaining available for future issuance in column (c).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. Three independent Class A Directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and each is independent and financially literate under the listing standards of NASDAQ and under the SEC’s standards relating to independence of audit committees. In addition, the Board of Directors has determined that all of our Audit Committee members: Mr. Vogel, Mr. Blank and Ms. Perelman, satisfy the financial expertise requirements of NASDAQ and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements and internal control over financial reporting with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG’s independence, and has discussed with KPMG its independence.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s internal audit function with KPMG the overall scope of, and plans for, their respective audits. The Audit Committee meets with the Company’s internal audit function and KPMG in regular and executive sessions (with and without management), to discuss the results of the Company’s and KPMG’s examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Audit Committee is also responsible for the approval of audit fees, and accordingly the Committee reviewed and approved all fees paid to KPMG. These fees are described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for pre-approval of audit-related and non-audit services, which is briefly described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee concluded that KPMG is independent from the Company and its management.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2026. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2026.

Members of the Audit Committee

Carl E. Vogel (Chair)

Matthew C. Blank

Debra G. Perelman

Dated: April 16, 2026

COMPENSATION DISCUSSION AND ANALYSIS

AMC Global Media’s executive compensation program emphasizes alignment of pay and performance with incentives tied to key financial and strategic measures in an effort to drive stockholder value and reward sustained achievement of our key financial goals and business objectives. Consistent with this philosophy, a significant portion of executive compensation is “at risk,” delivered through short- and long-term incentives and the use of equity-based compensation to align executives’ interest with those of stockholders.

This Compensation Discussion and Analysis provides a discussion of our compensation philosophy and 2025 program for the named executive officers (“NEOs” or “Named Executive Officers”) listed below.

Kristin Dolan	Chief Executive Officer

Dan McDermott	Chief Content Officer and President of AMC Studios

Kim Kelleher	President and Chief Commercial Officer(1)

(1)	Ms. Kelleher was promoted to President and Chief Commercial Officer as of March 11, 2026.

EXECUTIVE SUMMARY

Business Highlights

Our Business

AMC Global Media is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. We create and curate celebrated series and films across distinct brands and make them available to audiences everywhere on an array of distribution platforms, including subscription streaming services, linear networks through FAST channels and other ad-supported streaming platforms, as well as through licensing arrangements. We have an extensive library of television and film properties, including storied franchises like The Walking Dead Universe and the Anne Rice Immortal Universe, which are well-known to global audiences. We generate revenues primarily from our portfolio of streaming services and digital ad-supported products, fees charged to distributors that carry our various brands and content, the sale of advertising on our linear networks, content licensing arrangements, and brand licensing for consumer products.

We have operated in the entertainment industry for more than 40 years, and over that time we have created targeted and focused video entertainment products that we own and operate and that are powered by distinguished brands, including streaming services AMC+, Acorn TV, ALLBLK, All Reality, HIDIVE, Shudder, and Sundance Now; and cable networks AMC, BBC AMERICA (“BBCA”), IFC, SundanceTV and We TV. We also operate a film distribution business that distributes independent narrative and documentary films under the IFC Entertainment Group umbrella, which includes three distinct film brands: Independent Film Company, RLJ Entertainment Films (“RLJE Films”) and Shudder. The film distribution business also operates the IFC Center, a New York City-based art-house entertainment space.

Our distinctive, critically acclaimed content spans multiple genres, including drama, documentary, comedy, reality, anime, anthology, feature film, and short form. Our content and our brands are well known and well regarded by our key constituents – our viewers and subscribers as well as distributors and advertisers. Our network, streaming and show brands have developed strong, dedicated followings within their respective targeted demographics, increasing their value to our key constituents. Through AMC Studios, our in-house studio, production, and distribution operation, we own and control a significant portion of the original scripted series that we deliver to viewers on our linear and streaming platforms. Our ability to produce and own high quality content has provided us with the opportunity to license our owned content to leading third-party platforms. Our owned content as well as the content that we license is distributed domestically and internationally across linear networks, digital streaming services, home video, and syndication.

In the U.S., our programming networks are AMC, BBCA, IFC, SundanceTV and We TV. Our deep and established presence in the industry and the recognition our content and brands have received through industry awards, critical acclaim and other honors provide us with a high degree of credibility with content creators and producers, which in turn result in strong relationships with top creative talent and demand for our owned programming for distribution on third-party platforms. Our networks are distributed primarily through traditional and virtual multi-channel video programming distributors (“MVPDs”) and are available on every major U.S. distribution platform. Our programming strategy seeks to target audiences with high-quality, compelling stories and powerful brands, with shows like The Audacity, Dark Winds, The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Anne Rice’s Interview with the Vampire, Anne Rice’s Mayfair Witches, and The Braxtons, which resonate with critics and fans alike.

For the last several years, we have been increasingly focused on establishing a portfolio of targeted subscription streaming services. Our targeted streaming strategy seeks to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that complement (rather than compete with) the larger general entertainment streaming services. We prioritize offering a selection of deep and curated premium content that resonates with our subscribers, resulting in robust engagement and retention.

Our streaming services include AMC+, our premium streaming bundle featuring an extensive lineup of popular and critically acclaimed programming from AMC, BBC America, IFC, and SundanceTV along with full access to targeted streaming services Shudder and Sundance Now. Its library of high-quality scripted dramas includes fan favorites Mad Men, Halt & Catch Fire, A Discovery of Witches, Gangs of London, Creepshow, Hell on Wheels, Rectify, and series from The Walking Dead Universe and Anne Rice Immortal Universe, among many others. Launched in 2020, AMC+ is available to customers ad-free and ad-supported through our direct to consumer (“DTC”) app, as well as through MVPDs and virtual MVPDs, and digital streaming platforms such as Amazon Prime Channels, Apple TV Channels and The Roku Channel.

Our targeted streaming offerings also include:

•	Acorn TV, our destination for passionate fans of international crime dramas and murder mysteries – from the criminally cozy to the daringly dark;

•

Shudder, offering subscribers a premium selection in genre entertainment covering horror, thrillers and the supernatural, including Hollywood favorites, cult classics, original series, and critically acclaimed new genre films;

•	Sundance Now, the premier streaming destination for independent film, with an enhanced platform featuring more than 1,000 hours of critically acclaimed dramas, documentaries and arthouse films curated by and for film enthusiasts, new monthly theatrical releases, festival favorites and more;

•	ALLBLK, focused on content from the Black perspective utilizing but not limited to Black creators, storytellers, cast and crew;

•	All Reality, featuring the best in unscripted reality content; and

•	HIDIVE, an anime-focused streaming service offering a robust library of television series, movies, and original video animations.

The content on these platforms is a mix of licensed and owned originals, contributing to strong growth and a stable user base. We have launched several of our services, most notably AMC+, Acorn TV, Shudder, and HIDIVE, in select international markets, including Canada, parts of Europe, Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets.

Internationally, we deliver programming that reaches subscribers in over 100 countries and territories around the world. The international division of the Company, AMC Global Media International, consists of our premier AMC brand as well as a portfolio of popular, locally recognized brands delivering programming in a wide range of genres.

2025 Performance Continues to Drive Long-Term Financial Results

In 2025, AMC Global Media continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased and encouraged by the progress we made in 2025 to continue to focus the business around free cash flow generation as we prioritize three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships and profitability.

Key highlights for 2025 include:

•	Net cash provided by operating activities of $306 million

•	Free cash flow(1)(3)(4) of $272 million

•	Operating income of $133 million

•	AOI(2)(3) of $412 million

•	Net revenues of $2.31 billion

[1]	Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures.
[2]

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

[3]	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.
[4]	From time to time, certain adjustments are made to neutralize the impact of certain business items upon free cash flow which are not forecasted in the Company’s budget.

Our incentive compensation is largely determined by successful performance against several of these financial measures and is designed to promote the creation of long-term stockholder value.

In recent years, as a result of the complex operating environment and rapidly changing media industry, AMC Global Media’s Board and management have deliberately shifted the Company’s strategy to focus on maximizing the availability and monetization of its content across a broad array of distribution platforms. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. In order to further the meaningful link between the execution of its new strategy and our NEOs’ compensation, for the Company’s past few performance years, the Compensation Committee has used AOI and free cash flow as the two key financial measures in calculating annual and long-term cash incentive compensation. Given the continued importance of these metrics to the achievement of our Company strategy, the Compensation Committee determined to maintain AOI and free cash flow as key financial measures for its 2025 annual incentive program, but decided to add net revenues as an additional key financial metric to the program. The addition of net revenues reflects the importance of top-line growth as the Company continues to successfully monetize its content across distribution platforms and demonstrate sustainable demand for its offerings in an evolving media landscape. Along with the continued use of AOI and free cash flow, the annual incentive plan underscores the importance of delivering on the Company’s strategy, aligns executives’ interests with those of stockholders, and demonstrates a consistent pay-for-performance approach as management executes on key strategic initiatives to drive long-term value.

As in previous years, the Company identified four strategic organizational goals for the annual incentive plan in addition to key financial performance measures: (i) grow asset value through preservation and expansion of intellectual property, (ii) drive streaming growth and audience engagement, (iii) drive a high-performing organization and culture and (iv) improve customer, partner and internal stakeholder experiences. These strategic goals are critical to Company achievement of the financial goals and support our continued strategic evolution. The Compensation Committee weighted the combined key financial performance measures at 75%, with a 30% weighting for each of free cash flow and AOI and a 15% weighting for net revenues. The Compensation Committee weighted the combined strategic goals at 25%, with an equal 6.25% for each goal. In order to be responsive to stockholder perspectives, we have continued to evaluate and enhance our disclosure over time to provide insight into the Compensation Committee’s evaluation of achievement against strategic goals. For more information on weightings and key performance highlights across selected financial and strategic goals, see “2025 Annual Incentive Program Awards” on page 42.

The chart below provides the Company’s performance for certain financial measures in 2023, 2024 and 2025 that were used for our Annual Incentive Plan and/or our long-term incentive awards.

The following are several of our 2025 achievements:

•	The Company achieved net cash provided by operating activities of $306 million and free cash flow of $272 million.

•	The Company’s streaming revenues increased to $677 million in 2025, reflecting a 12% increase from the prior year.

•	The Company strengthened its balance sheet by reducing long-term debt by $591 million.

•

We completed significant affiliate renewal activity, representing more than a third of our subscriber footprint in the US and Canada, including long-term agreements with DirecTV, National Content & Technology Cooperative, Philo, and Eastlink in Canada, among others.

•

We advanced our targeted streaming business across multiple fronts by launching a new unscripted service All Reality, relaunching Sundance Now as the definitive streaming home for independent film, and surpassing one million paid subscribers for HIDIVE.

•

We acquired the outstanding minority interest in RLJ Entertainment providing the Company with 100% ownership of important RLJ Entertainment assets including Acorn TV, ALLBLK, RLJE Films and a substantial investment in Agatha Christie Limited.

•	We continued to expand our fast-growing FAST channels business, which included 33 total live FAST channel brands representing 215 active channel feeds on 23 different platforms at year end.

•

We engaged audiences with a high-quality slate of original programming across our networks and streaming services, including: AMC/AMC+’s Dark Winds, The Walking Dead: Daryl Dixon, The Walking Dead: Dead City, Anne Rice’s Talamasca: The Secret Order and Anne Rice’s Mayfair Witches; Acorn TV’s Irish Blood, Art Detectives and Harry Wild; We TV’s Love After Lockup and The Braxtons; HIDIVE’s anime hits My Gift Lvl 9999 Unlimited Gacha and Call of the Night; Shudder’s Clown in a Cornfield and Dangerous Animals and IFC Films’ The Baltimorons and The Plague, among many others.

We received recognition for our content, including:

•	Anne Rice’s Interview with the Vampire (AMC/AMC+): Emmy Awards nomination (for hair and makeup) and Television Critics Awards nominations (for Outstanding and Individual Achievement in Drama)

•	The Ugly Stepsister (Independent Film Company): Academy Awards nomination

•	The Walking Dead Universe (AMC/AMC+): Saturn Awards win

•	Planet Earth, Asia (BBC America): Emmy Awards nominations

•	The Plague (Independent Film Company): Directors Guild Awards nomination and win: Film Independent Spirit Awards nominations and win; and Critics Choice Award nominations

Strategic Priorities

Our strategy is to create, showcase and curate high-quality, brand-defining content that appeals to distinct audiences as we aim to maximize the subscription, advertising, and content licensing revenue of each of our branded services. Our strategic priorities, which inform the Compensation Committee’s determination and evaluation of goals, are:

Continued Development of High-Quality Original Content Including Owned and Controlled Content and Valuable IP. We intend to continue to develop strong high-quality original content across our streaming services and linear networks to optimize our subscription, advertising and content licensing revenue, further enhance our brands, strengthen our engagement with our viewers, subscribers, distributors and advertisers, and to build viewership and attract and retain subscribers for our streaming services.

Multi-Platform Distribution Approach to Content Monetization and Distribution while Growing Streaming Offerings and Targeted Brands. We distribute our content across an array of distribution platforms, including our own linear networks at cost-effective rates, subscription streaming services and ad-supported streaming platforms, as well as through licensing arrangements with other distributors and platforms so that our viewers can access our content where, when and how they want to watch it. As part of our strategy, we are aiming to expand distribution of our services and content to increase our total addressable market. To that end, we have partnerships with all major streaming services and digital platforms, including Netflix, Hulu, Apple TV, Amazon Prime and Roku, to make our content available on various platforms permitting subscribers to access programs at their convenience, including electronic-sell-through and physical (DVD and Blu-ray) formats. We also have agreements with traditional MVPDs, such as Comcast, Charter, DIRECTV, DISH, Verizon, Cox, and Altice and virtual MVPDs, such as Philo, YouTube TV, Sling TV and DIRECTV Stream, as well as Connected TV solutions including Samsung Smart TV, Vizio, LG and XumoTV. We aim to provide similar content across our traditional and streaming offerings.

Our targeted streaming strategy is to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that are companions to (rather than competitive with) the larger general entertainment streaming services. As we assess the optimal level and mix of programming across our platforms, we will prioritize curation to provide compelling offerings that aim at maximizing subscriber engagement and retention.

We have launched several of our services, most notably AMC+, Acorn TV, Shudder and HIDIVE, in select international markets, including Canada, parts of Europe, Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets.

Growth and Innovation in Advertising and Advertising Technologies. We continue to leverage our high-quality popular content on our networks to optimize our advertising revenue. In addition, we are embracing an array of new advertising opportunities, including an expanding and robust presence on FAST and advertising video on demand (“AVOD”) platforms. As of December 31, 2025, we had a total of 33 active distinct channels featuring our content, in different configurations, across 23 FAST platforms, such as Pluto TV, Plex, Sling TV and Samsung TV Plus.

Maintain Financial Discipline with Focus on Free Cash Flow. We are aiming to more efficiently drive free cash flow and maximize stockholder value, including by streamlining our organization; remaining prudent with our investments in programming, including continuing to focus on reducing programming spend to historical levels; implementing and tracking comprehensive goals, strategies and tactics driving efficiencies in the business; enhancing our technology and customer service; improving marketing; and reducing corporate costs.

2025 Key Compensation Decisions

Taking into consideration the Company’s overall 2025 operational and financial performance despite the challenges in the media industry, including ongoing shifts in consumer behavior that are impacting the cable television business, the Compensation Committee made the following determinations for this year:

Topic	Committee Action	Committee Rationale

Annual Incentive Bonus Pool	Approved the 2025 annual incentive bonus payouts at 101%

To reflect the Company’s performance for 2025, the Compensation Committee approved the payout of the annual incentive bonuses to the NEOs at 101% of target, based on the Company’s overall corporate performance, which was calculated based on the Company’s achievement of its (i) pre-established free cash flow, AOI and net revenues financial targets and (ii) four strategic goals.

2023-2025 Cash Performance Awards Payout	Certified Company’s achievement against performance objectives and approved payout at 106.1% for the Company’s 2023 cash performance awards

To reflect the Company’s financial performance over the three-year period of 2023 through 2025, the Compensation Committee certified and approved the performance of its cash performance awards, which was calculated by averaging the achievement of three one year performance periods (2023, 2024, and 2025) against the Company’s specified targets of AOI and free cash flow measures and then adjusting the average by performance modifiers based on the Company’s linear subscribers and share of audience among a comparator group at the end of the three-year performance period resulting in an overall payout of these awards at 106.1% of target.

Stockholder Engagement and Our Compensation-Related Stockholder Votes

The Company values feedback from its stockholders and regularly engages with stockholders to remain informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including Company performance and strategy, our Board and corporate governance practices, our executive compensation program, as well as human capital and talent management strategy. Specifically, in 2025, we engaged with holders of a majority of our Class A Common Stock on these topics. These stockholder dialogues, focused on governance and compensation matters, are an important component of the Compensation Committee’s review of our executive compensation program.

The Compensation Committee believes that our executive compensation program closely links to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation.

Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2024 annual meeting of stockholders, the Company will hold an advisory vote on executive compensation, or “say-on-pay,” every year, as permitted under SEC rules. See Proposal 3 for this year’s “say-on-pay” proposal.

In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2025, 92% of stockholders voted to approve on an advisory basis the Company’s executive compensation.

Through our engagement with Class A stockholders both leading up to and following the 2025 annual meeting of stockholders, we specifically sought their perspectives on our compensation program. The Board considered feedback received during engagement as part of its ongoing evaluation of the Company’s compensation programs, including enhancing our annual incentive program to focus on key financial metrics and goals supporting our business strategy, providing enhanced disclosure of performance highlights aligned to strategic goals and introducing certain long-term financial metrics to our LTIP program. We will continue to engage with our stockholders and solicit input on this important topic. Please see page 45 of this Compensation Discussion and Analysis for additional changes that the Compensation Committee made to its financial metrics for its 2026 Cash Performance Awards in response to stockholder feedback.

Compensation Governance Practices

Our executive compensation program is governed by sound pay practices highlighted below that are maintained and reviewed by our Compensation Committee.

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Require pre-approval of buying and selling by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unvested equity awards

✓	Maintain a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of an independent compensation consultant

Philosophy and Objectives of Our Executive Compensation Program

The Company is a media and entertainment business comprised of dynamic and powerful brands. In support of our business objectives, the Company places great importance on our ability to attract, retain, motivate, and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. The Compensation Committee sets executive compensation, and seeks to offer both short and long-term incentive compensation programs that will provide competitive compensation, drive performance and encourage executive retention, guided by the following principles:

•	The majority of compensation for the Company’s executive officers should be at risk, i.e., contingent on Company performance;

•	Incentive compensation for the Company’s executive officers should generally be weighted more heavily on long-term rather than short-term accomplishments and results;

•	Equity-based compensation should be used when appropriate to align the interests of our executive officers with our stockholders’ interests; and

•

The overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate, and reward the talented executives who are essential to the Company’s continuing success. Total target direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in designing the competitive compensation program.

The primary elements of 2025 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of restricted stock units, which vest ratably over three years, and cash performance awards that cliff vest at the end of three years. We target the elements of our compensation so that at least 50% of total target direct compensation for our NEOs is performance-based. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Elements of the Company’s Compensation Program

Provided below are the elements of our total direct compensation program for our NEOs for 2025, excluding any one-time promotional or new-hire awards.

2025 NEO Total Target Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period

Base Salary		• Based on level and merit and benchmarking against market data sources	N/A

Annual Cash Incentives

•

Based on the Company’s overall annual performance, which was calculated based on achievement of (i) specified net revenues, AOI and free cash flow financial targets and (ii) the Company’s four strategic goals (see page 43 for a description of these goals).

One year

Long-Term Incentive Awards	Cash Performance Awards (CPAs) • 50% to all of our NEOs	• AOI • Free cash flow • Linear subscribers and share of audience	Three one-year performance periods averaged and subject to a modifier tied to three-year performance.
	Restricted Stock Units (RSUs) • 50% to all of our NEOs	• Stock Performance	Vests ratably over three years

2025 CEO Annual Target Compensation Decision Mix*

81% of CEO Target Pay is "At Risk"
CPA Grants 22%
Base Salary 19%
Long-Term Incentive RSUs 22%
Annual Cash Incentive 37%

2025 Non-CEO NEO Annual Target Compensation Decision Mix**

CPA Grants
14%
Base Salary
32%
Long-Term
Incentive
RSUs
14%
Annual Cash
Incentive
40%

68% of NEO Target Pay is "At Risk" on Average

*	The percentages in the 2025 CEO Annual Target Compensation Decision Mix are based on Ms. Dolan’s target compensation in 2025.

**	The percentages in the 2025 Non-CEO NEO Annual Target Compensation Decision Mix are based on Mr. McDermott’s and Ms. Kelleher’s target compensation in 2025.

2025 Performance Metrics

A significant percentage of total compensation is allocated to at-risk compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the Compensation Committee’s independent compensation consultant, such as peer group market data, and other factors, such as each executive officer’s experience, performance and length of service, to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Since 2023, the performance metrics for the Company’s incentive compensation have been based on the Company’s AOI and free cash flow. The Compensation Committee continues to believe AOI and free cash flow are the most important metrics in assessing the performance of the Company. The Compensation Committee believes that these two financial measures are key in evaluating our NEOs’ effectiveness in executing the Company’s strategy to maximize the availability and monetization of our content across a broad array of distribution platforms. Moreover, these financial metrics are the key performance measures used by the Company’s investors and analysts to evaluate the Company’s operating performance. As described above, in evaluating the Company’s evolved strategy, the Compensation Committee determined to add net revenues as a financial metric to the 2025 annual incentive plan. The Committee believes that profitability and cash generation remain essential to the Company’s strategy, and that the ability to grow the Company’s top line is an important metric in the Compensation Committee’s holistic assessment of executives’ performance, which further promotes the creation of long-term stockholder value. As such, the key financial performance measures for 2025 were as follows:

•	AOI is important because it reflects our ability to control costs and generate income through our operations to invest in our current businesses as well as new opportunities.

•	Free cash flow reflects our ability to generate cash for our stockholders after we have made the necessary investments in our current operations to ensure they continue to perform.

•

Net revenues reflects our ability to grow the top line of our business by successfully monetizing our content across a broad array of distribution platforms, demonstrating sustainable demand for our offerings and the effectiveness of our modernized strategy.

These financial measures make up the Company’s cash performance award objectives and/or are included as a component of the Annual Incentive Program. The Compensation Committee believes these streamlined metrics align with our go-forward strategy and most effectively serve to align executives’ interests with those of stockholders.

2025 COMPENSATION DECISIONS

Employment Agreements

We have written employment agreements with each of our NEOs. We generally enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive. As discussed in greater detail below under Executive Compensation Tables, “Employment Agreements,” the NEOs’ compensation is determined in accordance with their employment agreements.

The Compensation Committee believes that entering into employment agreements with our senior executives provides management stability and helps ensure that the Company has the continuity to achieve our strategic objectives. The Compensation Committee further recognizes that the entertainment industry standard practice is for executives to have employment agreements. Each of the NEOs has demonstrated strong performance and willingness to take on greater responsibilities as the

Company evolves and their employment agreements are designed to ensure their continued contributions to the Company. For additional details about these employment agreements, please refer to the “Employment Agreements” section which is on pages 64 to 71 of this Proxy Statement.

Base Salaries

Base salaries for our executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. The Compensation Committee currently reviews the salaries of the executive officers at least annually and considers each executive officer’s performance and experience. Based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see Executive Compensation Tables, “Employment Agreements” below.

In connection with the expiration of Mr. McDermott’s prior employment agreement, Mr. McDermott and the Company entered into a new employment agreement, dated November 18, 2025, which increased his base salary to $1,625,000, retroactive from July 1, 2025. During 2025, the Compensation Committee did not increase the base salaries of any of the other executive officers of the Company. The base salaries of the NEOs in 2025 at year end were as follows: Ms. Dolan — $2,000,000; Mr. McDermott — $1,625,000; and Ms. Kelleher — $1,300,000. See footnote 1 to Executive Compensation Tables, “Summary Compensation Table” for additional information regarding the 2025 base salaries.

On March 11, 2026, the Company entered into a new employment agreement with Kim Kelleher who was promoted to President and Chief Commercial Officer. For information regarding Ms. Kelleher’s new employment agreement, please see pages 69 to 71.

Annual Cash Incentives

Annual cash incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. All members of management, including the NEOs, participate in the Company’s Annual Incentive Program.

NEO Annual Incentive Award Target Setting

Each NEO who is eligible for an annual cash incentive award is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2025, target awards were set as a percentage of the base salary earned during 2025.

The target annual cash incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of our NEOs contains a target annual incentive award level. The Compensation Committee currently reviews the target award levels of the executive officers and going forward intends to do so at least annually. The Compensation Committee evaluates each such executive’s performance and experience, and, based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, determines target annual incentive award levels for the executive officers. Target annual incentive awards for

NEOs in 2025 (expressed as a percentage of earned base salary), were as follows: Ms. Dolan — 200%; Mr. McDermott — 130%; and Ms. Kelleher — 125%. On November 18, 2025, in accordance with the terms of Mr. McDermott’s new employment agreement with the Company, Mr. McDermott’s target annual incentive award (expressed as a percentage of earned base salary) increased from 100% to 130%, retroactive to January 1, 2025. For information regarding these target annual incentive award levels, see Executive Compensation Tables, “Employment Agreements,” below.

2025 Annual Incentive Program Awards

As a result of the complex operating environment and rapidly changing media industry, AMC Global Media’s Board and management have deliberately shifted the Company’s strategy in recent years to transition from a cable programmer to a multi-content distributor. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. In addition, the Company reintroduced net revenues as a financial factor for 2025 for its Annual Incentive Program as an indicator of growth. These financial goals were weighted 75% in the aggregate, determined by the Company’s financial performance (measured against pre-set net revenues, free cash flow and AOI targets which were derived from the Company’s 2025 Budget Goals approved by the Board). The remaining 25% was determined by the Company’s performance against four strategic goals for the year. The Compensation Committee then weighted these four goals individually and established key performance indicators under each goal to evaluate the Company’s performance. Relative to the goals, the aggregate payout of the financial portion was above-target (82% relative to 75% target), and the aggregate payout of the strategic portion was below-target (19% relative to 25% of target). Taken together, the Company achieved a performance level of 101% of target in 2025 under the Annual Incentive Program.

The Company’s performance in achieving 101% of target was generally attributable to a combination of factors, including achievement of our financial metrics and execution of key initiatives supporting our strategic goals, such as:

•	achieved consecutive quarter growth in domestic subscription revenue for the first time in over two years;

•	launching new, highly successful series as well as the new All Reality streaming service;

•	successfully executing an employee voluntary buyout program;

•	strengthening the balance sheet by reducing long-term debt by $591 million;

•	launching 54 FAST channels, growing portfolio viewership by 39%; and

•	completing a significant number of renewals of the Company’s affiliate agreements representing more than a third of our subscriber footprint in the US and Canada at attractive economic terms.

Annual Incentive Plan Utilizes Weighted Criteria Central to Strategy and Value-Creation

	Target Weighting	Actual Performance	Key Performance Highlights

Free Cash Flow	30%	37%	• Exceeded our 2025 Free Cash Flow target by 23%.

Adjusted Operating Income	30%	30%	• Met our 2025 AOI target

Net Revenues	15%	15%	• Met our 2025 Net Revenues target
Total Financial	75%	82%

Goal 1: Grow Asset Value Through Preservation and Expansion of Intellectual Property	6.25%	6%

•

Launched new, highly successful series and the new All Reality streaming service.

•

Dark Winds S3 finale awarded “Best Episode of the Year” by TV guide.

•

Produced and delivered “Irish Blood” the most successful series in Acorn’s history

•

Expanded Netflix programming license agreement.

Goal 2: Drive Streaming Growth and Audience Engagement	6.25%	5%	• Achieved consecutive quarter growth in domestic subscription revenue for the first time in over two years.

Goal 3: Drive a High-Performing Organization and Culture	6.25%	3%	• Successfully executed an employee voluntary buyout program. • Strengthened the balance sheet by reducing long-term debt by $591 million.

Goal 4: Improve Customer, Partner and Internal Stakeholder Experiences	6.25%	5%

•

Launched 54 FAST channels, growing portfolio viewership by 39%.

•

Renewed a significant number of the Company’s affiliate agreements representing more than a third of our subscriber footprint in the US and Canada at attractive economic terms.

Total Strategic	25%	19%

Total Annual Incentive Plan Performance	100%	101%

2025 Annual Incentive Award Payouts

As a result of the Company’s achievement of 101% of its performance targets, the Committee decided to pay the NEOs under the 2025 Annual Incentive Program at 101% of target.

The 2025 annual incentive awards paid by the Company to the NEOs are shown in the table below:

NEO	Eligible Earnings	Target Bonus as % of Base Salary	Target Bonus	Earned Annual Incentive Program Award of Target	Actual Annual Incentive Award

Kristin Dolan	$2,000,000	200%	$4,000,000	101.0%	$4,040,000

Dan McDermott	$1,577,890(1)	130%	$2,051,257	101.0%	$2,071,770

Kim Kelleher	$1,300,000	125%	$1,625,000	101.0%	$1,641,250

(1)	Mr. McDermotts’s annual base salary increased from $1,530,000 to $1,625,000 as of July 1, 2025. Eligible earnings reflect actual salary earned in 2025.

Long-term Incentives

Long-term incentives represent a substantial portion of our NEO’s total compensation. For 2025, our long-term incentive program for participating executives consisted of two elements: cash performance awards and RSUs. These long-term incentives are awarded to members of management based upon each individual’s grade level. For each of Mses. Dolan and Kelleher and Mr. McDermott, their long-term incentive awards were comprised of 50% of the value in cash performance awards and 50% of the value in RSUs.

Cash Performance Awards

In 2025, our executive compensation program provided an annual grant of three-year cash performance awards to each participating executive officer and other members of management to be earned on the basis of performance of the Company relative to pre-established financial goals. Each recipient is eligible to receive a target cash performance award for the three-year vesting period, the amount of which depends on the employee’s grade level and employment agreement, if any. To the extent that the Company’s target performance objectives are achieved, and the recipient is continuously employed through the payment date, eligible employees may receive payouts greater than or less than (or none of) their target cash performance award.

Due to ongoing competitive and dynamic challenges in the industry, which have continued to make multi-year performance targets difficult to forecast, and the Committee’s desire to retain ambitious financial targets, the Compensation Committee designed the 2025 long-term cash performance awards with three one-year performance periods with the performance conditions for each year set at the beginning of such year (as opposed to a single three-year performance period in which the performance conditions are set at the beginning of that period). By setting performance conditions each year, the Committee can pivot for strategic realignment in response to new market entrants, increased competition for talent and similar changes in the industry. Each one-year performance period will be subject to achievement of specified financial targets, which may include AOI and free cash flow. These performance targets are intended to measure the Company’s ongoing operating performance and will be subject to various adjustments, including for acquisitions and dispositions and investments in new business initiatives not contemplated at the time the performance objectives are formulated and will exclude all charges for long-term performance-based compensation. The percentage of target earned in each of the three years (which may not exceed 120% of target for 2025 and 120% of target for 2026 and has not yet been set for 2027 but may not exceed an upper limit of 150% of target) will be averaged at the end of the third year and adjusted by performance modifiers based on (i) the Company’s share of linear subscribers among a comparator group measured over the full three-year period and (ii) the Company’s share of audience among a comparator group over the full three-year period. For its cable distribution comparator group, the Company used a customized peer group to the standard Nielsen definition of “English Ad Supported Cable networks” excluding the Company. For its linear viewership comparator group, the Company used a Live+3-day measurement of P2+ in Sales Prime which is in line with how we internally measure ourselves.

This cash performance award design enables the Company to continue to achieve the intended goals of its long-term incentive plan — alignment with Company performance and retention of key executives — while providing flexibility to set appropriate annual incentive goals in an increasingly changing media landscape. Further, combining a three-year performance modifier wrapped around three one-year measures enables the Company to annually set meaningful and challenging business goals while maintaining a long-term focus toward audience development, which remains a key factor in the future success of the Company.

Changes to Long Term Incentive Awards for 2026

As noted above, as part of the Compensation Committee’s annual evaluation of the Company’s compensation program and in consideration of investor feedback, the Compensation Committee renewed the Company’s long-term incentive program and determined to modify the design of the 2026 cash performance awards to include a three-year cumulative free cash flow goal and a stock price modifier measured over three years, in addition to the annual AOI goals historically included in the long-term incentive program. As such, for 2026, the Company’s cash performance awards will include the following metrics:

•	75% weighted annual AOI goals (25% each, based on years 1, 2 and 3) with goals set at the beginning of each year;

•	25% weighted three-year cumulative free cash flow with goals set on the grant date; and

•	A three-year absolute stock price modifier (adjusts payout by up to +/- 10%), with stock price goals set on the grant date.

The Compensation Committee believes that these changes to the 2026 cash performance awards reflect the Company’s evolving operating environment while addressing the dynamic challenges facing the industry. The updated design maintains flexibility through annual AOI goals, while strengthening the alignment with long-term performance by incorporating a three-year cumulative free cash flow metric and a three-year absolute stock price modifier. Collectively, these enhancements better align executive compensation with sustained financial performance and stockholder value creation.

2025 Cash Performance Award Grants. In March 2025, the Compensation Committee granted cash performance awards to the following NEOs in the following target amounts:

NEO	Cash Performance Awards (at target)
Kristin Dolan	$ 2,375,000
Dan McDermott	$ 500,000
Kim Kelleher	$ 500,000

The 2025 annual performance targets for the cash performance awards set forth in the table below were derived from the Company’s strategic plan and represent year one for the 2025 cash performance awards (excluding the grant to Ms. Dolan in October 2025), year two for the 2024 cash performance awards and year three for the 2023 cash performance awards. We believe that our strategic plan, and consequently the 2025 annual performance targets set by the Compensation Committee, reflect desired above-market performance. In determining the threshold levels of performance, the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison with analysts’ published projections of our growth as well as the projected growth of some of our competitors, were considered. The portion of the cash performance awards tied to the 2025 performance year was determined as follows: a threshold performance of 80% of target would result in earning 80% of target and a performance of 120% of target or better would result in earning 120% of target. For purposes of determining the average three-year performance under the award (before the +/- 10% modifier is applied), 0% will be earned in respect of any performance year for performance below threshold. Performance between threshold and target and between target and maximum will be established by linear interpolation. The Compensation Committee believed that the lowest levels on the sliding scale of the 2025 annual performance metrics for the 2023-2025 cash performance awards would likely be achieved, although there was no assurance this would occur. The Compensation Committee had the authority to amend or waive the 2025 annual performance targets under the cash performance awards and to make interpretations thereof and adjustments thereto subject to the award agreement.

Cash Performance Awards — Performance Results for 2025 (2023-2025 CPAs)

On March 4, 2026, the Compensation Committee determined the Company’s achievement against the 2025 annual performance objectives of AOI and free cash flow for the 2023-2025 cash performance awards. The following table shows actual performance with respect to each of the 2025 annual performance objectives relative to the targets established by the Compensation Committee in March 2025 and the resulting percentage achieved for 2025. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2025 Target	Financial Performance Range	Actual 2025 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$415	$332 – $ 498	$422	101.5%(5)	50%	50.8%

Free Cash Flow(2)(3)	$221	$177 – $ 265	$279	126.1%(5)	50%	60.0%

Performance Achieved for 2025 (2023-2025 CPAs)						110.8%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2025, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2025 annual performance objectives which were not forecasted in the Company’s budget.

(5)	The performance factor for the 2025 performance period is capped at 120%.

Cash Performance Awards — Performance Results for 2024 (2023-2024 CPAs)

On March 4, 2025, the Compensation Committee determined the Company’s achievement against the 2024 annual performance objectives of AOI and free cash flow for the 2023-2024 cash performance awards. The following table shows actual performance with respect to each of the 2024 annual performance objectives relative to the targets established by the Compensation Committee in March 2024 and the resulting percentage achieved for 2024. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2024 Target	Financial Performance Range	Actual 2024 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$572	$458 – $ 686	$571	99.9%(5)	50%	50.0%

Free Cash Flow(2)(3)	$242	$193 – $ 290	$364	150.6%(5)	50%	60.0%

Performance Achieved for 2024 (2023-2024 CPAs)						110.0%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2024, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2024 annual performance objectives which were not forecasted in the Company’s budget.

(5)	The performance factor for the 2024 performance period is capped at 120%.

Cash Performance Awards — Performance Results for 2023 (2023 CPAs)

On February 28, 2024, the Compensation Committee determined the Company’s achievement against the 2023 annual performance objectives of AOI and free cash flow for the 2023 cash performance awards. The following table shows actual performance with respect to each of the 2023 annual performance objectives relative to the targets established by the Compensation Committee in April 2023 and the resulting percentage achieved for 2023. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2023 Target	Financial Performance Range	Actual 2023 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$698	$559 – $ 803	$680	97.4%(5)	50%	48.7%

Free Cash Flow(2)(3)	$222	$178 – $ 256	$302	136%(5)	50%	57.5%

Performance Achieved for 2023 (2023 CPAs)						106.2%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2023, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2023 annual performance objectives which were not forecasted in the Company’s budget.

(5)	The performance factor for the 2023 performance period is capped at 115%.

2023 Cash Performance Awards — 3-Year Performance Modifier and Final Payout Amounts

In connection with its 2023 cash performance awards, in addition to three one year performance periods (2023, 2024, 2025), the Company established two performance modifiers based on the Company’s share of linear subscribers (the Distribution modifier) and audience (the Viewership modifier) among a customized peer group using the standard Nielsen definition of “English Ad Supported Cable networks” at the end of the three-year performance period as compared to the beginning of the performance period. The table below shows the modifier results measured at the end of the three-year period. Each of the Distribution and Viewership modifiers were slightly below target, resulting in an adjustment of 97.4% of the overall payout of the cash performance awards.

The following table shows the average of the annual performance objectives established by the Compensation Committee for each performance year included in the 2023 cash performance award performance period and the modifier used in calculating the aggregate weighted performance payout of the cash performance awards at 106.1% of target in March 2026.

Annual Result

Year One (2023)	106.2%

Year Two (2024)	110.0%

Year Three (2025)	110.8%

Average	109%

Modifier	97.4%

Three Year Result	106.1%

Based upon the Company’s performance, as shown in the table above, the 2023 cash performance awards paid out at 106.1% of target in March 2026, which resulted in the following cash payment being made to each of the NEOs as follows: (i) Ms. Dolan: $1,990,288; (ii) Mr. McDermott: $530,744; and (iii) Ms. Kelleher: $530,744.

Restricted Stock Units

Under our executive compensation program, long-term incentive RSU grants are made to participating executive officers and certain other members of management pursuant to the Company’s A&R 2016 Employee Stock Plan. The majority of our 2025 RSU awards were granted on March 11, 2025, and vest ratably over a three-year vesting period. The Committee believes that this vesting schedule provides the Company with an effective recruitment tool, conforms to industry practice, and is appropriately balanced by the three-year cliff vesting of the cash performance awards.

In March 2025, the Compensation Committee granted RSUs to the NEOs in the following amounts:

NEO	RSU Awards(1)	Grant Date Fair Value(2)

Kristin Dolan	298,367	$ 2,091,553

Dan McDermott	62,814	$ 440,326

Kim Kelleher	62,814	$ 440,326

(1)	Except as noted herein, the RSU awards granted in March 2025 will vest ratably over a three-year vesting period subject to continued employment.

(2)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 using a share price of $7.01 on March 11, 2025, as its grant value. A 20-trading day average share price was used to determine the number of shares granted to executive officers.

Additional information regarding RSUs for the NEOs during 2025 is set forth in the 2025 Summary Compensation Table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at 2025 Year End table under “Executive Compensation Tables” below.

Additional NEO Awards

Strategic Cash Performance Award for CEO

On October 9, 2025, in accordance with the terms of Ms. Dolan’s new employment agreement, the Compensation Committee granted Ms. Dolan a one-time special cash performance award with a target value of $3,000,000. Twenty-five percent to 150% of the target value of Ms. Dolan’s award will vest or expire on December 31, 2028 based on the achievement of stock price hurdles ranging from $9.50 to $17.50 per share of Class A Common Stock of the Company during the performance period (see table below). Measurement of the achievement of the stock price hurdles shall be based on a rolling 30 consecutive trading day average of the Company’s stock price, provided that Ms. Dolan remains continuously employed through December 31, 2028 (subject to certain limited exceptions).

Stock Price Hurdles	Implied Stock Price Growth from Grant	Incremental % of Target Award Upon Achievement of Stock Price Hurdles	Cumulative % of Target Award Upon Achievement of Stock Price Hurdles

$9.50	20%	25%	25%

$10.50	33%	25%	50%

$11.50	46%	25%	75%

$12.50	58%	25%	100%

$13.75	74%	12.5%	112.5%

$15.00	90%	12.5%	125%

$16.25	106%	12.5%	137.5%

$17.50	122%	12.5%	150%

From time to time, the Compensation Committee believes the granting of one-time performance awards which align with our overarching pay-for-performance philosophy is crucial to further the Company’s strategic objectives and support retention. In this case, the Committee approved the award in recognition of Ms. Dolan’s exceptional leadership since joining the Company as CEO, and to further align her long-term compensation with stockholder value creation by tying the award directly to stock price appreciation. Since assuming the role of CEO, Ms. Dolan has led the Company through a challenging operating environment and evolving media industry, successfully reorienting the Company’s business model around profitability, distribution partnerships, and high-quality content. Under her leadership, the Company has consistently met or exceeded its financial guidance, including through strong cash generation and growth in streaming, driving progress on the Company’s transformational strategy. Ms. Dolan’s continued leadership is critical to the execution of the Company’s long-term strategy and creation of stockholder value. The structure of Ms. Dolan’s award reflects the Committee’s commitment to a pay-for-performance philosophy by tying the award to the achievement of rigorous stock price hurdles. In addition to requiring a threshold hurdle for any of the award to vest, achievement of the maximum payout at $17.50 per share requires meaningful, durable stockholder value creation, representing an over 120% increase from the grant date price.

Additional RSU and Cash Performance Award for Chief Content Officer and President of AMC Studios

On November 18, 2025, in accordance with the terms of Mr. McDermott’s new employment agreement with the Company, the Compensation Committee granted Mr. McDermott an additional grant of cash performance awards with a target value of $300,000 and an additional grant of 39,165 RSUs, which will vest in accordance with the vesting schedule applicable to the RSU awards granted in March 2025. The grant date fair value for these RSUs is $318,411 and is calculated in accordance with FASB ASC Topic 718 using a share price of $8.13 on November 18, 2025. A 20-trading day average share price was used to determine the number of shares granted to Mr. McDermott. The grants of these additional awards were made in connection with the increase of Mr. McDermott’s target long-term compensation in his new employment agreement from $1,000,000 to $1,600,000.

COMPENSATION DECISION PROCESS AND COMPENSATION POLICIES

Role of Compensation Committee

The Compensation Committee oversees the design and administration of AMC Global Media’s compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for (1) establishing the Company’s general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs; (2) reviewing and approving corporate goals and objectives relevant to CEO compensation and the other executive officers of the Company; (3) evaluating the CEO’s and other executive officers’ performance in light of those goals and objectives and determining and approving their compensation levels based upon those evaluations; (4) evaluating the competitiveness of each executive officer’s total compensation package; (5) administering the Company’s stockholder approved compensation plans; and (6) overseeing the activities of the committee or committees administering the Company’s benefit and retirement plans.

The Compensation Committee is supported in its work by the Human Resources Department and the Committee’s independent executive compensation consultant as described below. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers, which includes making recommendations to the full Board for its approval of compensation for the Company’s executive officers (other than the CEO).

The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.amcglobalmedia.com.

Role of Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

From August 2011 until December 2025, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. Pay Governance reported directly to the Compensation Committee, and, at the request of the Compensation Committee, Pay Governance met with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

The following is a description of the services provided by Pay Governance in 2025 as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2025;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the CEO and the other executive officers;

•	Advised on the design of the executive compensation program and the competitiveness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2025, Pay Governance provided no other services to the Company.

The Compensation Committee believes that Pay Governance’s work did not raise any conflict of interest during 2025. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that Pay Governance nonetheless satisfied the independence factors provided in such rules.

At the end of 2025, the Compensation Committee conducted a full review and selection process of its independent compensation consultant. Upon completion of its review, on December 18, 2025, the Compensation Committee selected and engaged ClearBridge Compensation Group LLC (“ClearBridge”) to replace Pay Governance as the Company’s new independent compensation advisor. ClearBridge reports directly to the Compensation Committee, and, at the request of the Compensation Committee, ClearBridge meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

Role of Management

The Compensation Committee reviews the performance and compensation of the CEO and following discussions with its independent compensation advisor and a review of market competitive data, establishes her compensation. The management of the Company assists the Compensation Committee and its independent compensation advisor as described above. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, management provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the CEO. These recommendations are influenced by the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews management’s recommendations and approves any compensation changes affecting our executive officers, as it determines in its sole discretion.

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The programs are designed with features that the Compensation Committee believes mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the short term and the long term.

Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Benchmarking

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against a peer group of comparable companies (the “Corporate Peer Group”). The Compensation Committee annually reviews and approves the Corporate Peer Group in consultation with its independent compensation advisor.

Over the past two years, the Compensation Committee, in consultation with Pay Governance, has made significant changes to the Corporate Peer Group, with the majority of changes implemented in connection with the 2026 review (conducted in 2025), to better align the go-forward Corporate Peer Group with the Company’s current scale (including revenue and market capitalization) and to reflect its evolving competitive landscape for executive talent.

As part of this process, the Compensation Committee, with the assistance of Pay Governance, evaluated the continued relevance of legacy peers and identified new companies based on factors including size, business model, and competition for talent.

•

In late 2024, for the 2025 compensation review, the Compensation Committee, in consultation with Pay Governance, largely maintained continuity in the Corporate Peer Group, retaining ten of eleven prior peers. Paramount Global was removed due to its significantly larger scale, and iHeartMedia was added to improve size alignment.

•

In late 2025, for the 2026 compensation review, the Compensation Committee, in consultation with Pay Governance, elected to make more significant changes to the Corporate Peer Group (removing four companies and adding three). The Compensation Committee removed several larger-cap companies that no longer reflected the Company’s size and added more similarly sized media and streaming businesses. These changes also reflect broader shifts in the media landscape, including ongoing industry consolidation and the emergence of new competitors for executive talent.

Provided below is a summary of the changes to the Corporate Peer Group over the last two years, including a summary of the full Corporate Peer Group used for the 2025 compensation review and the 2026 compensation review.

Change	2025 Corporate Peer Group (Approved in 2024)	2026 Corporate Peer Group (Approved in 2025)
Removed	Paramount Global	Electronic Arts Inc. Fox Corporation Take-Two Interactive Software Inc. TKO Group Holdings Inc.

Added	iHeartMedia	fuboTV, Inc. Starz Entertainment Group Versant Media Group

2025 Corporate Peer Group*	2026 Corporate Peer Group*

The E. W. Scripps Company	The E.W. Scripps Company

Lions Gate Entertainment Corp.	Lionsgate Studios Corp.

Nexstar Media Group, Inc.	Nexstar Media Group, Inc.

iHeartMedia (added)	iHeartMedia

Roku Inc.	Roku Inc.

Sinclair Broadcast Group, Inc.	Sinclair Broadcast Group, Inc.

SiriusXM Holdings, Inc.	SiriusXM Holdings, Inc.

Electronic Arts Inc.	fuboTV, Inc. (added)

Fox Corporation	Versant Media Group (added)

Take-Two Interactive Software Inc.	Starz Entertainment Group (added)

TKO Group Holdings Inc.

*	Note: The Corporate Peer Group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K.

In connection with the review of 2025 compensation, Pay Governance presented to the Compensation Committee a comparison of total compensation, and each of its components, to the median of each position’s Corporate Peer Group. The Compensation Committee established a general guideline for total target direct compensation, over time, within a range from the median to the 75th percentile of the applicable Corporate Peer Group, while retaining flexibility to recognize differences among individuals, as well as variability in peer group data.

The Company competes for executive talent in a highly competitive and highly compensated industry. The Compensation Committee believes this range is appropriate in light of the competitive nature of the Company’s businesses, as well as the Company’s and its management’s performance. The Compensation Committee also believes that these guidelines for total target compensation provide a useful reference point, when considered alongside the other factors described above, in administering the Company’s executive compensation program. For 2025, after considering individual performance and scope of responsibilities, the Compensation Committee believes that all NEOs are assigned total target direct compensation levels consistent with the Company’s compensation philosophy.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance, and disability coverage.

Defined Contribution Plans

The Company maintains the AMC Global Media Inc. 401(k) Savings Plan, a tax qualified retirement savings plan (the “AMC Global Media 401(k) Plan”). Participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of pretax eligible earnings and 50% of the next 2% of pretax eligible earnings contributed by participating employees. Matching contributions made by the Company under the AMC Global Media 401(k) Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

The Company also maintains the AMC Global Media Inc. Executive Deferred Compensation Plan (the “AMC Global Media Deferred Compensation Plan”) for certain of the Company’s employees, including executive officers. The AMC Global Media Deferred Compensation Plan is a non-qualified deferred compensation plan offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation applicable to the AMC Global Media 401(k) Plan and/or the pre-tax income deferral limitation. Information regarding NEO contributions to the AMC Global Media Deferred Compensation Plan is provided in the Nonqualified Deferred Compensation table.

The Company also maintained the AMC Global Media Inc. Excess Savings Plan (the “AMC Global Media Excess Savings Plan”) for certain of the Company’s employees, including executive officers. The AMC Global Media Excess Savings Plan allowed certain employees, including executive officers, to defer a portion of their base salary after reaching applicable contribution limits in the AMC Global Media 401(k) Plan. The Company froze the AMC Global Media Excess Savings Plan to additional contributions on December 31, 2024.

Perquisites

The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Aircraft Arrangements

During 2025, the Company had access to certain aircraft through time-sharing arrangements with a subsidiary of MSG Entertainment. Ms. Dolan is permitted to use such aircraft for personal use. Ms. Dolan is not required to reimburse the Company for such use. For 2025, the Company paid $101,765 for Ms. Dolan’s personal aircraft use.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives. Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable long-term incentive award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the employment agreements generally provide that, if the terms of the award agreement are more favorable to the executive than the terms of the employment agreement, then the terms of the award agreement will apply. Post-termination compensation is discussed in greater detail in Executive Compensation Tables, “Employment Agreements” and Executive Compensation Tables, “Termination and Severance” below.
Company Insider Trading Policy; Trading Restrictions and Prohibitions
The Company’s Insider Trading Policy prohibits Company employees, directors, and consultants (and any member of such
person’s immediate family) from the following activities:

•
engaging in any transactions in Company securities or any derivative security relating to any Company security, if the employee, director, or consultant is aware of material nonpublic information relating to the Company;

•
engaging in any transactions involving the purchase and sale of any of the securities of another company if the employee, director, or consultant is aware of material nonpublic information about that company;

•
passing on or “tipping” any nonpublic or confidential information on to others or recommending to anyone the purchase or sale of any securities when the employee, director or consultant is aware of such information;

•	engaging in any short selling in any Company equity securities, including any short sales against the box and other speculative hedging transactions; and

•
placing any Company securities in margin accounts or pledging any Company securities at any time when the employee, director or consultant is aware of material nonpublic information or otherwise is not permitted to trade in Company securities.

Designated Employees (as defined in the Insider Trading Policy) are also prohibited from engaging in any transaction in Company securities without pre-approval
from the Company’s Corporate Secretary or General Counsel. Designated Employees and Access Persons (as defined in the Insider Trading Policy) must also abide by the Company’s policies with respect to window and blackout periods for trading. The Company is also prohibited from engaging in any transaction in Company securities at any time based upon material nonpublic information about itself, consistent with applicable law.
We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. A copy of our Insider Trading Policy can be found as an exhibit to the Company’s Form
10-K
for the fiscal year ended December 31, 2025.
Clawback Policy
On October 24, 2023, the Company adopted a clawback
policy
that was established in accordance with the listing requirement of the NASDAQ to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy became effective on December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting
restatement
and after the effective date of the NASDAQ listing requirement, October 2, 2023.
The Company’s equity award agreements also provide the Company with the ability to clawback the fair market value of a recipient’s equity awards (including awards subject to time-based vesting) in the event of a recipient’s breach of the restrictive covenants included in such award agreements.
Policies Relating to Timing of Grant of Certain Equity Awards
We historically have not granted and currently have no plans to grant option awards. Consequently, we have not adopted a policy with respect to the timing of option awards relative to the disclosure of material nonpublic information.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Carl E. Vogel (Chair)

Vincent Tese

Matthew C. Blank

Dated: April 9, 2026

EXECUTIVE COMPENSATION

As of June 30, 2025, the Company qualified as a “smaller reporting company” under rules adopted by the SEC for the year ended December 31, 2025. As such, the Company is now providing certain executive compensation disclosure in accordance with the SEC’s rules and regulations applicable to smaller reporting companies.

The tables below reflect the compensation of the Company’s Named Executive Officers.

2025 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs and paid by us for the years ended December 31, 2025, 2024 and 2023. Pursuant to SEC rules, the Summary Compensation Table is required to include for a particular year only those equity awards granted during that year and only cash compensation earned during that year. Accordingly, long-term cash performance awards granted during 2025 and 2024 (which will be earned, if at all, at the end of 2027 and 2026, respectively) are not reflected in the 2025 Summary Compensation Table and will instead be disclosed for the year during which they are earned. Long-term cash performance awards granted during 2023, which were earned at the end of 2025, are reflected in the “2025 Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Kristin Dolan	2025	2,000,000	150,000	4,231,553	6,030,288	113,803	12,525,644
Chief Executive Officer	2024	2,000,000	—	2,308,981	4,200,000	182,077	8,691,058
	2023	1,653,846	—	8,816,270	4,040,000	71,520	14,581,636
Dan McDermott	2025	1,577,890	—	758,738	2,602,514	14,000	4,953,142
Chief Content Officer and President of AMC Studios	2024	1,530,000	10,000	486,100	2,136,789	13,800	4,176,689
	2023	1,530,000	—	545,654	1,864,940	13,200	3,953,794
Kim Kelleher	2025	1,300,000	—	440,326	2,171,994	14,000	3,926,320
President and Chief Commercial Officer	2024	1,300,000	15,000	486,100	2,236,539	13,556	4,051,195
	2023	1,300,000	—	545,654	2,040,800	13,400	3,899,854

(1)

For 2025, salaries paid to the NEOs accounted for the following percentage of their total compensation: Ms. Dolan — 16%; Mr. McDermott — 32%; and Ms. Kelleher — 33%. Mr. McDermott and the Company entered into a new employment agreement, dated November 18, 2025, which increased Mr. McDermott’s salary from $1,530,000 to $1,625,000, retroactive from July 1, 2025. Mr. McDermott’s salary reflects actual salary earned in 2025.

(2)

In 2025, Ms. Dolan received a $150,000 one-time signing bonus in connection with her entering into a new employment agreement with the Company on October 9, 2025, effective as of such date. In 2024, Mr. McDermott received a $10,000 discretionary special recognition award and Ms. Kelleher received a $15,000 discretionary special recognition award based on the CEO’s recommendation that the personal performances of each of these executive officers warranted an additional amount because of their extraordinary effort and achievement. Mr. McDermott led the Company’s efforts to optimize the Company’s content strategy planning and deepen customer engagement in our brands and services. Ms. Kelleher led her commercial revenues teams to successfully renegotiate approximately 50% of the Company’s outstanding affiliate deals and increase the Company’s third-party content licensing sales by 5% in 2024.

(3)	This column includes the value of stock-based awards granted to NEOs during 2025, 2024 and 2023 based upon the grant date fair value, as determined under SEC guidance.

The 2025 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2025 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $2,091,553; Mr. McDermott: $440,326; and Ms. Kelleher: $440,326. For Ms. Dolan, this column also reflects the $2,140,000 grant date fair value of the one-time special cash performance award with a target value of $3,000,000 granted to Ms. Dolan on October 9, 2025, which will vest or expire on December 31, 2028 based on the performance of the Company’s Class A Common Stock. For Mr. McDermott, this column also reflects the $318,411 grant date fair value of the Company’s RSUs at target that were awarded as a one-time grant to Mr. McDermott on November 18, 2025.

The 2024 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2024 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $2,308,981; Mr. McDermott: $486,100; and Ms. Kelleher: $486,100.

The 2023 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2023 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $8,816,270; Mr. McDermott: $545,654; and Ms. Kelleher: $545,654. The 2023 figures for Ms. Dolan include a special equity award of 297,325 RSUs that the Compensation Committee granted to Ms. Dolan on February 27, 2023 in connection with her appointment as Chief Executive Officer.

(4)

The 2025 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the value of (i) annual incentive awards earned in 2025 and paid in 2026 and (ii) the cash performance awards granted in 2023, earned at the end of 2025 and paid in 2026. The 2025 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott are as follows: Ms. Dolan: $4,040,000 and $1,990,288, respectively; Mr. McDermott: $2,071,770 and $530,744, respectively; and Ms. Kelleher: $1,641,250 and $530,744, respectively. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2025, which will be earned, if at all, at the end of 2027. Long-term performance awards in respect of 2025 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $2,375,000; Mr. McDermott: $800,000; and Ms. Kelleher: $500,000.

The 2024 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the value of (i) annual incentive awards earned in 2024 and paid in 2025 and (ii) the cash performance awards granted in 2022, earned at the end of 2024 and paid in 2025. The 2024 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott are as follows: Ms. Dolan: $4,200,000 and $0, respectively; Mr. McDermott: $1,606,500 and $530,289, respectively; and Ms. Kelleher: $1,706,250 and $530,289, respectively. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2024, which will be earned, if at all, at the end of 2026. Long-term performance awards in respect of 2024 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $2,375,000; Mr. McDermott: $500,000; and Ms. Kelleher: $500,000.

The 2023 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott reflect the value of (i) annual incentive awards earned in 2023 and paid in 2024 and (ii) the cash performance awards granted in 2021, earned at the end of 2023 and paid in 2024. The 2023 figures in this column for Mses. Dolan and Kelleher and Mr. McDermott are as follows: Ms. Dolan: $4,040,000 and $0, respectively; Mr. McDermott: $1,545,300 and $319,640, respectively; and Ms. Kelleher: $1,641,250 and $399,550, respectively. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2023, which will be earned, if at all, at the end of 2025. Long-term performance awards in respect of 2023 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $1,875,000; Mr. McDermott: $500,000; and Ms. Kelleher: $500,000.

(5)	The table below shows the components of this column for 2025.

Name	401(k) Plan Match ($)(a)	Perquisites ($)(b)	Total ($)

Kristin Dolan	12,038	101,765	113,803

Dan McDermott	14,000	—	14,000

Kim Kelleher	14,000	—	14,000

(a)	These columns represent a matching contribution funded by the Company on behalf of each individual under the AMC Global Media 401(k) Plan.

(b)

With respect to Ms. Dolan, this column represents certain perquisites provided in the form of reimbursements for personal aircraft travel in an amount equal to $101,765. None of the Company’s other NEOs receive perquisites. For more information regarding perquisites, see Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Perquisites.”

Outstanding Equity Awards at 2025 Year End

The table below shows the aggregate number of unvested RSUs outstanding for each NEO, in each case as of December 31, 2025. The amounts in this table do not include equity awards that were vested as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Kristin Dolan	298,367	(2)	2,840,454	—	—
	122,266	(3)	1,163,972
	37,049	(4)	352,703	—	—
	99,108	(5)	943,515	—	—

Dan McDermott	39,165	(2	372,851
	62,814	(2)	597,989
	25,740	(3)	245,045	—	—
	9,880	(4)	94,058	—	—

Kim Kelleher	62,814	(2)	597,989	—	—

	25,740	(3)	245,045	—	—
	9,880	(4)	94,058	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2025, the last trading day of the year, of $9.52 per share.

(2)	One-third of these RSUs vested on March 9, 2026. The remainder of the RSUs will vest ratably on March 9, 2027 and March 9, 2028.

(3)	One-third of these RSUs vested on March 7, 2025 (and are not included in this table) and another one-third of these RSUs vested on March 9, 2026. The remainder of the RSUs will vest on March 9, 2027.

(4)

One-third of these RSUs vested on March 8, 2024 (and are not included in the table) and another one-third of these RSUs vested on March 7, 2025 (and are not included in the table). The remainder of the RSUs vested on March 9, 2026.

(5)

One-third of these RSUs vested on February 27, 2024 (and are not included in the table) and another one-third of these RSUs vested on February 27, 2025 (and are not included in the table). The remainder of the RSUs vested on February 27, 2026.

AMC Global Media Inc. 401(k) Savings Plan

During 2025, the Company’s U.S. employees, including its executive officers, participated in the AMC Global Media 401(k) Plan, a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible earnings contributed pre-tax by participating employees and then matches 50% of the next 2% of eligible earnings contributed pre-tax by participating employees. In addition, the Company may provide a non-contributory profit sharing contribution based on the employee’s eligible earnings. The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. For 2025, the Company did not provide a profit sharing contribution.

AMC Global Media Inc. Excess Savings Plan

The Company maintained the AMC Global Media Excess Savings Plan, in which certain of the Company’s U.S. employees, including its executive officers, participated. The AMC Global Media Excess Savings Plan was a non-qualified deferred compensation plan that operated in conjunction with the AMC Global Media 401(k) Plan. An employee was eligible to participate in the AMC Global Media Excess Savings Plan for a calendar year if his or her eligible earnings in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($350,000 in 2025) and he or she made an election to participate prior to the beginning of the year. An eligible employee whose contributions to the AMC Global Media 401(k) Plan were limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($23,500 or $31,000 if 50 or over, for 2025) could continue to make pre-tax contributions under the AMC Global Media Excess Savings Plan of up to 10% of his or her eligible pay. For 2025, the Company did not make any matching contributions under the AMC Global Media Excess Savings Plan. A participant is always fully vested in his or her own contributions and in the Company’s matching contributions. Account balances under the AMC Global Media Excess Savings Plan are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMC Global Media 401(k) Plan. Distributions are made in a lump sum as soon as practicable after termination of the participant’s employment with the Company, subject to restrictions under Section 409A. The Company froze the AMC Global Media Excess Savings Plan to additional contributions on December 31, 2024.

AMC Global Media Inc. Executive Deferred Compensation Plan

During 2025, certain of the Company’s U.S. employees, including its executive officers, participated in the AMC Global Media Deferred Compensation Plan. The AMC Global Media Deferred Compensation Plan is a non-qualified deferred compensation plan that allows eligible employees to elect prior to the start of a fiscal year to defer a portion of their base salary and/or a portion of their annual incentive bonus payable in respect of the next fiscal year. An employee is eligible to participate in the AMC Global Media Deferred Compensation Plan for a fiscal year if he or she has a title equivalent to or more senior than “Senior Vice President” and he or she makes an election to participate prior to the beginning of the year. Participation in this plan is without regard to an employee’s participation in the AMC Global Media 401(k) Plan. A participant is always fully vested in his or her own contributions. The Company does not make any contributions to the AMC Global Media Deferred Compensation Plan. Account balances under the AMC Global Media Deferred Compensation Plan are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMC Global Media 401(k) Plan. Distributions are made in a lump sum or up to five annual installments 90 days after the earliest of (1) the participant’s designated distribution date, (2) the participant’s death or disability, (3) a change of control or (4) termination of the participant’s employment with the Company, subject to restrictions under Section 409A.

Employment Agreements

The Company’s employment agreements with Mses. Dolan and Kelleher and Mr. McDermott are described below.

Kristin Dolan

On October 9, 2025, the Company entered into a new employment agreement with Ms. Dolan (the “Dolan Employment Agreement”), which became effective on October 9, 2025. The Dolan Employment Agreement provides for Ms. Dolan’s continued employment as Chief Executive Officer of the Company from October 9, 2025 through December 31, 2028 (the “Dolan Scheduled Expiration Date”), with a minimum annual base salary of $2,000,000 until April 1, 2026, at which time the minimum annual base salary will increase to $2,100,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to not less than 200% of her annual base salary, subject to the discretion of the Compensation Committee. She is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Dolan Employment Agreement provides that Ms. Dolan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $8,000,000, as determined by the Compensation Committee.

In addition, the Dolan Employment Agreement also provided that Ms. Dolan receive (i) a one-time special cash performance award with a target value of $3,000,000 (the “Dolan Strategic Cash Performance Award”) pursuant to the Renewal Cash Performance Award Agreement between Ms. Dolan and the Company, dated October 9, 2025 (the “Dolan Strategic Cash Performance Award Agreement”) and (ii) a one-time signing bonus in cash in the amount of $150,000. Twenty-five percent to 150% of the target value of the Dolan Strategic Cash Performance Award will vest or expire on December 31, 2028 based on the achievement of stock price hurdles ranging from $9.50 to $17.50 per share of Class A Common Stock of the Company during the performance period (the “Dolan Stock Price Hurdles”). Measurement of the achievement of the Dolan Stock Price Hurdles shall be based on a rolling 30 consecutive trading day average of the Company’s stock price, provided that Ms. Dolan remains employed through December 31, 2028 (subject to certain limited exceptions).

If, prior to the Dolan Scheduled Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company or (ii) by her for Good Reason, and at the time of any such termination Cause does not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the Dolan Employment Agreement), which separation agreement will include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Dolan Employment Agreement, the Company will provide her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Dolan’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Dolan Bonuses”);

(c)  each of her outstanding long-term cash incentive awards, with the exception of the Dolan Strategic Cash Performance Award, and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  all of the time-based restrictions on each of Ms. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Ms. Dolan subject to satisfaction of any applicable performance criteria; and

(e)  each of her outstanding stock options and stock appreciation awards under plans of the Company will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Dolan ceases to be an employee of the Company prior to the Dolan Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Company will pay Ms. Dolan (or her estate or beneficiary) the Dolan Bonuses, and her outstanding equity and cash incentive awards (other than the Dolan Strategic Cash Performance Award) will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

If Ms. Dolan ceases to be an employee of the Company prior to the Expiration Date as a result of her retirement at any time on or after the second anniversary of the Effective Date (“Retirement”), and at such time cause does not exist, then, subject to Ms. Dolan’s execution of a severance agreement, the Company will pay Ms. Dolan (or her estate of beneficiary) the Dolan Bonuses, and her outstanding equity and cash incentive awards (other than the Dolan Strategic Cash Performance Award) will continue to vest in accordance with their original vesting schedules.

If, prior to the Dolan Scheduled Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company, (ii) by her for Good Reason, (iii) by her on account of her Retirement or (iv) due to her death or physical or mental disability (each, a “Qualifying Termination”), and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Dolan Strategic Cash Performance Award will remain outstanding and vest based on the achievement of the Dolan Stock Price Hurdles during the performance period. If a “going private transaction” or a “change of control” occurs (each as defined in the Dolan Strategic Cash Performance Award Agreement), and provided that Ms. Dolan has remained employed through immediately prior to such transaction or experienced a Qualifying Termination prior to such transaction, then the Dolan Strategic Cash Performance Award will be deemed earned as of immediately prior to such transaction based on the price per share paid in the going private transaction or change of control and be payable at such time.

In connection with any termination of Ms. Dolan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding (other than the Dolan Strategic Cash Performance Award) will be treated in accordance with their terms and nothing in the Dolan Employment Agreement is intended to limit any more favorable rights to which Ms. Dolan is entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in her award agreements) or a “change of control” (as defined in her award agreements).

The Dolan Employment Agreement contains certain covenants by Ms. Dolan, including a noncompetition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the Dolan Scheduled Expiration Date.

For purposes of the Dolan Employment Agreement the following definitions apply:

“Cause” means Ms. Dolan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Ms. Dolan’s consent, (A) her base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) her title is diminished, (C) she reports to someone other than the Chairman of the Board, (D) her responsibilities as in effect on October 9, 2025 are thereafter materially diminished, (E) the Company materially breaches its obligations under the Dolan Employment Agreement or (F) the Company requires that her principal office be located more than 50 miles from Manhattan; (2) she has given the Company written notice, referring specifically to the Dolan Employment Agreement and the Good Reason definition, that she does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) she voluntarily terminates her employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Before October 9, 2025, the Company and Ms. Dolan were party to a prior employment agreement which became effective on February 27, 2023 and was superseded and replaced by the

Dolan Employment Agreement. The terms of the prior agreement were substantially similar to the terms of the Dolan Employment agreement, except that: (i) it provided for annual grants of long-term cash and/or equity awards with a target value of not less than $3,750,000, (ii) it provided for a special grant of RSUs rather than the Dolan Strategic Cash Performance Award, (iii) the scheduled expiration date was March 31, 2026, (iv) it provided for each of her outstanding time-vesting restricted stock or RSU awards granted under plans of the Company to continue to vest in accordance with their original vesting schedules (subject to the satisfaction of any applicable performance criteria) if Ms. Dolan was terminated prior to such prior agreement’s expiration date by the Company or by her for Good Reason and (v) it did not provide for benefits on Retirement.

Dan McDermott

On November 18, 2025, the Company entered into a new employment agreement with Mr. McDermott (the “McDermott Employment Agreement”). The McDermott Employment Agreement became effective on November 18, 2025 and provides for Mr. McDermott’s employment as Chief Content Officer and President of AMC Studios through December 31, 2028 (the “McDermott Scheduled Expiration Date”), with a minimum annual base salary of $1,625,000 (subject to annual review and potential increase in the discretion of the Compensation Committee), retroactive to July 1, 2025, and an annual target bonus opportunity equal to 130% of his annual base salary, subject to the discretion of the Compensation Committee, retroactive to January 1, 2025. He is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The McDermott Employment Agreement provides that, for each award cycle during the term of the McDermott Employment Agreement, Mr. McDermott’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,600,000, as determined by the Compensation Committee. As such, Mr. McDermott received additional grants of long-term incentive awards in respect of the 2025 award cycle with a total target value of $600,000, comprised of (i) a cash performance award with a target value of $300,000 and (ii) a grant of RSUs with an aggregate grant date value of $300,000, which will vest in accordance with the vesting schedules applicable to previously approved 2025 long-term incentive awards.

If, prior to the McDermott Scheduled Expiration Date, Mr. McDermott’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the McDermott Employment Agreement), which separation agreement will include, without limitation, general releases by him as well as non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the McDermott Employment Agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. McDermott’s annual base salary and his annual target bonus as in effect at that time; and

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “McDermott Bonuses”).

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vesting restricted stock or RSU awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria); and

(e)  each of his outstanding stock options and stock appreciation awards under plans of the Company will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. McDermott ceases to be an employee of the Company prior to the McDermott Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. McDermott (or his estate or beneficiary) the McDermott Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. McDermott’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the McDermott Employment Agreement is intended to limit any more favorable rights to which Mr. McDermott is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in his award agreements) or a “change of control” (as defined in his award agreements).

For purposes of the McDermott Employment Agreement the following definitions apply:

“Cause” means Mr. McDermott’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof; (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony; (iii) repeated failure to perform his material duties or follow lawful material directives, in each case as determined by the Company in good faith, which failure, if curable, as determined by the Company in its good faith discretion, is not cured to the Company’s reasonable satisfaction within ten (10) business days after the Company provides him with written notice of such failure; (iv) material violation of his obligations under the McDermott Employment Agreement or any Company policies, including without limitation, the Company’s Code of Conduct and Company policies prohibiting unlawful harassment and/or discrimination or the protection of confidential information, which violation, if curable, as determined by the Company in its good faith discretion, is not cured to the Company’s reasonable satisfaction within ten (10) business days after the Company provides him with written notice of such violation.

Termination for “Good Reason” means that (1) without Mr. McDermott’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) the terms of his long term award agreements, including, the amount of said awards, are modified in a manner inconsistent with modifications applicable to similarly situated executives of the Company (C) his title is diminished, (D) he reports to someone other than the Chief Executive Officer of the Company or the Chairman of the Board, (E) his responsibilities as in effect immediately after November 18, 2025 are thereafter materially diminished, (F) the Company materially breaches its obligations under the McDermott Employment Agreement or (G) the Company requires that his principal office be located more than 50 miles from Santa Monica, California; (2) he has given the Company written notice, referring specifically to the McDermott Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Before November 18, 2025, the Company and Mr. McDermott were party to a prior employment agreement which became effective on April 1, 2020, was amended on October 20, 2021 and was superseded and replaced by the McDermott Employment Agreement. The prior agreement provided for a minimum annual base salary of $1,500,000, an annual target bonus opportunity equal to 100% of his annual base salary, and annual grants of long-term cash and/or equity awards with a target value of not less than $1,000,000. It also provided that if Mr. McDermott’s employment with the Company was terminated prior to October 29, 2025 by the Company without “cause” (as defined therein) then, subject to his execution of the Company’s then standard separation agreement, the Company would provide him with: (i) the payment of an amount in cash equal to not less than one and a half times Mr. McDermott’s annual base salary and one times his annual target bonus as in effect at that time, and (ii) the payment of a prorated bonus for the year of termination and, to the extent termination occurred prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year (subject to satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance).

Kim Kelleher

On September 22, 2022, the Company entered into an amended and restated employment agreement with Ms. Kelleher (the “Kelleher Employment Agreement”), which became effective on September 22, 2022 (the “Kelleher Effective Date”). The Kelleher Employment Agreement provided for Ms. Kelleher’s employment as Chief Commercial Officer of the Company from August 8, 2022 through March 31, 2026 (the “Kelleher Scheduled Expiration Date”), but was superseded by a new employment agreement which became effective on March 11, 2026 (as described in further detail below). The Kelleher Employment Agreement provided for a minimum annual base salary of $1,300,000 (subject to annual review and potential increase in the discretion of the Compensation Committee), and an annual target bonus opportunity equal to 125% of her annual base salary, subject to the discretion of the Compensation Committee. She was eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Kelleher Employment Agreement provided that Ms. Kelleher’s participation in the Company’s long-term equity and other incentive programs would consist of annual grants of cash and/or equity awards with a target value of not less than $1,000,000, as determined by the Compensation Committee.

If, prior to the Kelleher Scheduled Expiration Date, Ms. Kelleher’s employment with the Company was terminated by the Company, and at the time of any such termination Cause did not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the Kelleher Employment Agreement), which separation agreement would include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Kelleher Employment Agreement, the Company would have provided her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Kelleher’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurred prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees received payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Kelleher Bonuses”);

(c)  each of her outstanding long-term cash incentive awards and performance-based RSUs would have immediately vested in full and been payable at the same time as such awards were paid to active employees of the Company and the payment amount of such awards would have been to the same extent that other similarly situated active employees received payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of her outstanding time-vested restricted stock or RSUs awards granted under plans of the Company generally would have continued to vest in accordance with its original vesting schedule; and

(e)  each of her outstanding stock options and stock appreciation awards under plans of the Company would have continued to vest in accordance with their original vesting schedule and she would have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Kelleher ceased to be an employee of the Company prior to the Kelleher Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause did not exist, subject to her execution of a separation agreement (other than in the case of death), the Company would have paid Ms. Kelleher (or her estate or beneficiary) the Kelleher Bonuses, and her outstanding equity and cash incentive awards would have vested and paid in full, whether or not subject to performance criteria. Any such award that was subject to performance criteria would have vested and paid at the target level unless the performance measurement period for such award had been completed prior to the date of termination, in which case the award would have vested and paid when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Kelleher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have had outstanding would have been treated in accordance with their terms and nothing in the Kelleher Employment Agreement was intended to limit any more favorable rights to which Ms. Kelleher was entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in her award agreements) or a “change of control” (as defined in her award agreements).

The Kelleher Employment Agreement contained certain covenants by Ms. Kelleher, including a noncompetition agreement that restricted Ms. Kelleher’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she were terminated prior to the Kelleher Scheduled Expiration Date.

For purposes of the Kelleher Employment Agreement the following definitions applied:

“Cause” means Ms. Kelleher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof; or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

On March 11, 2026, the Company and Ms. Kelleher entered into a new employment agreement which became effective on March 11, 2026 and superseded and replaced the Kelleher Employment Agreement. The terms of the new agreement are substantially similar to the terms of the Kelleher Employment agreement, except that: (i) it provides for Ms. Kelleher’s employment as President and Chief Commercial Officer of the Company, (ii) Ms. Kelleher’s minimum annual base salary is $1,800,000, retroactive to January 1, 2026, (iii) Ms. Kelleher’s target bonus opportunity is equal to 150% of her annual base salary, retroactive to January 1, 2026, (iv) it provides for annual grants of long-term cash and/or equity awards with a target value of not less than $1,400,000, (v) the scheduled expiration date is March 31, 2029, and (vi) it provides for benefits on a termination by Ms. Kelleher for “good reason” (as defined therein) prior to March 31, 2029 that are consistent with her benefits on a termination by the Company for “cause” (as defined therein).

Pay Versus
Performance
As required by Section 953(a) of the Dodd-Frank
Wall
Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the table below sets forth information about the relationship between compensation actually paid (“
CAP
”) to our principal executive officer (“
PEO
”) and
non-PEO
NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the
“Compensation Discussion and Analysis” section of this proxy stateme
nt.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (5)	Net Income (000’s)

2025	$12,525,644	$13,272,082	$4,439,731	$4,533,576	$ 60.75	$ 89,400

2024	$ 8,691,058	$ 4,919,140	$3,390,980	$2,883,928	$ 63.38	$(226,546)

2023	$14,581,636	$13,440,517	$3,643,353	$3,766,768	$119.91	$ 215,464

(1)
The dollar amounts reported for the PEO, Ms. Dolan, under “Summary Compensation Table Total” are the amounts of total compensation reported for Ms. Dolan in the “Total” column of the Summary Compensation Table in each applicable year.

(2)
The dollar amounts reported for Ms. Dolan under “Compensation Actually Paid” represent the amount of CAP to Ms. Dolan, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Dolan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Ms. Dolan’s
total
compensation for each year to determine the compensation actually paid:

	Kristin Dolan

	2025	2024	2023

Total Compensation as reported in Summary Compensation Table (SCT)	$12,525,644	$8,691,058	$14,581,636

Deduct Fair value of equity awards granted during fiscal year	$(4,231,553)	$(2,308,981)	$(8,816,270)

Add Fair value of outstanding and unvested equity compensation granted in current year — value at end of year-end	$5,640,454	$1,815,641	$7,675,151

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(564,262)	$(857,712)	$ —

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(98,201)	$(2,420,866)	$ —

Compensation Actually Paid to PEO	$13,272,082	$4,919,140	$13,440,517

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the company’s named executive officers (NEOs) as a group (excluding any individual serving as our PEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Dan McDermott and Kim Kelleher; (ii) for 2024, Patrick O’Connell, James Gallagher, Dan McDermott, Salvatore Romanello and Kim Kelleher; and (iii) for 2023, Patrick O’Connell, James Gallagher, Dan McDermott and Kim Kelleher.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding any individual serving
as

our PEO for such year), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	Non-PEO NEO Averages

	2025	2024	2023

Total Compensation as reported in Summary Compensation Table (SCT)	$4,439,731	$3,390,980	$3,643,353

Deduct Fair value of equity awards granted during fiscal year	$(599,532)	$(665,896)	$(777,556)

Add Fair value of outstanding and unvested equity compensation granted in current year — value at end of year-end	$784,415	$543,666	$793,605

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(77,504)	$(133,710)	$53,839

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(13,535)	$(251,112)	$53,526

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$ —	$ —	$ —

Compensation Actually Paid to Non-PEO N E Os	$4,533,576	$2,883,928	$3,766,768

(5)
Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period
.

Analysis of the Information
Presented
in the Pay
versus
Performance
Table
While we utilize several performance measures to align executive compensation with performance, not all of those measures
are presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Kristin Dolan(1)	Chief Executive Officer

Dan McDermott	Chief Content Officer and President of AMC Studios

Kim Kelleher	President and Chief Commercial Officer

Salvatore A. Romanello	Executive Vice President and General Counsel

Michael J. Sherin III	Executive Vice President and Chief Accounting Officer

(1)	The biography for Kristin Dolan appears under “Proposal 1 — Election of Directors.”

DAN MCDERMOTT

Age: 62

Chief Content Officer since November 2025 and President of AMC Studios since April 2020. Prior to joining the Company, Mr. McDermott was head of the Lionsgate and BBC Studios scripted TV partnership from May 2019 to April 2020, as well as a producer, writer and partner in Di Bonaventura Pictures Television. He also previously served as President of Television at Dreamworks. Additionally, Mr. McDermott held various roles at the Fox Broadcasting Company.

KIM KELLEHER

Age: 54

President of the Company since March 2026 and Chief Commercial Officer of the Company since September 2022. Prior to joining the Company in 2019, Ms. Kelleher served in various roles, including Chief Business Officer of Conde Nast (GQ, GQ Style, Golf Digest, Golf World, Pitchfork, Wired Media Group, Allure, Brides, Glamour, Self and Teen Vogue). Prior to that, she was Chief Revenue Officer of Wired Media Group. Before joining Wired Media Group, she was president of Say Media, and prior to that, she served as worldwide publisher of Time and Vice President, Publisher of Sports Illustrated. Ms. Kelleher currently serves as Vice Chairman of ITRS Foundation Inc., a non-profit media association.

SALVATORE A. ROMANELLO

Age: 54

Executive Vice President and General Counsel of the Company since December 2024. Prior to joining the Company, Mr. Romanello served as Senior Vice President Business Administration and General Counsel for the Memphis Grizzlies from January 2023 to December 2024. Prior to that, he served as Executive Vice President and General Counsel of 605, LLC from January 2018 to December 2022. Mr. Romanello was a partner in the Complex Commercial Litigation Group at Weil, Gotshal and Manges LLP, where he started his career in 1996.

MICHAEL J. SHERIN III

Age: 55

Executive Vice President and Chief Accounting Officer of the Company from August 2021 to July 2023 and from August 2023 to present. Previously, Mr. Sherin served as Senior Vice President – Financial Reporting and Technical Accounting of the Company from March 2021 to August 2021. Prior to March 2021, Mr. Sherin served as Vice President – Financial Reporting and Technical Accounting of the Company from September 2011, when he joined the Company. Previously, Mr. Sherin served in various financial reporting and compliance roles, including senior manager with PricewaterhouseCoopers LLP.

TRANSACTIONS WITH RELATED PARTIES AND RELATED PARTY TRANSACTION APPROVAL POLICY

Relationship Between Us, MSG Sports, MSG Entertainment and Sphere Entertainment

AMC Global Media Inc. was originally incorporated on March 9, 2011. Members of Charles F. Dolan’s immediate family and certain family entities (the “Dolan Family”) are the controlling stockholders of MSG Sports, Sphere Entertainment, MSG Entertainment and AMC Global Media Inc.

The Company has entered into a number of commercial and technical arrangements and agreements with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries, and MSG Entertainment and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for administrative support services, an aircraft time sharing agreement, lease of a suite at Madison Square Garden Arena from Sphere Entertainment, provision of certain consulting services for MSG Networks and provision of technical and transponder services.

See “Stock Ownership Table” for a description of registration rights agreements among Dolan Family interests and the Company.

Other Matters

Samantha Perelman, the half-sister of Debra Perelman, a director of the Company, is employed by the Company in a non-executive officer position. Ms. Samantha Perelman earned $144,511 during the fiscal year ended December 31, 2025.

Certain Relationships and Potential Conflicts of Interest

Our Chairman of the Board of Directors, James L. Dolan, also serves as Executive Chairman and Chief Executive Officer of Sphere Entertainment, MSG Entertainment and MSG Sports. Kristin Dolan, our CEO, also is a director of Sphere Entertainment. In addition, five other members of our Board also serve as directors of MSG Sports, four other members of our Board also serve as directors of Sphere Entertainment and two other members of our Board also serve as directors of MSG Entertainment. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of Sphere Entertainment, MSG Entertainment and MSG Sports. David Granville-Smith, an Executive Vice President of the Company, also serves as an Executive Vice President of MSG Sports and Sphere Entertainment. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Sphere Entertainment, MSG Entertainment or MSG Sports consider certain acquisitions and other corporate opportunities that may be suitable for us and any of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Sphere Entertainment, MSG Entertainment or MSG Sports and us. In addition, certain of our officers and directors own Sphere Entertainment, MSG Entertainment and/or MSG Sports stock, RSUs, performance stock units and/or options to purchase Sphere Entertainment, MSG Entertainment and/or MSG Sports stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Sphere Entertainment, MSG Entertainment or MSG Sports. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Board has adopted a policy that acknowledges that the Company may have overlapping directors and officers with MSG Sports, Sphere Entertainment, MSG Entertainment and their subsidiaries and successors and that the Company may engage in material business transactions with such entities. In the policy, the Company renounced its rights to certain business opportunities and the policy provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Sports, Sphere Entertainment, MSG Entertainment or any of their subsidiaries and successors instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The policy also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and MSG Sports, Sphere Entertainment, MSG Entertainment and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Related Party Transaction Approval Policy

We have adopted a written policy whereby an independent committee consisting entirely of directors, who have been determined by the Board of Directors to be independent for purposes of the NASDAQ corporate governance standards, reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries or MSG Entertainment and its subsidiaries (collectively, the “Other Companies”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, an independent committee of the Board of Directors oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Companies, on the other hand, in which the amount exceeds $1,000,000. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Entertainment and its subsidiaries and MSG Sports and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions.

The approval requirement does not apply to the implementation and administration of these intercompany arrangements but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of the Other Companies may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, subject to the policy, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Companies, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Companies.

Currently, and throughout our fiscal year ended December 31, 2025, our Audit Committee or our Compensation Committee served as the Independent Committee under the above policies.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Global Media to identify anyone who failed to file a required report or filed a late report during 2025. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company, due to an administrative error, filed the following late reports: one report filed 32 days late for each of Dan McDermott, Kimberly Kelleher, Patrick O’Connell, Salvatore Romanello and Michael J. Sherin III, one report filed 33 days late for Kristin A. Dolan and one report filed approximately 5 months late for Patrick F. Dolan. These reports related to an annual award of RSUs to our executive officers in March 2025, except for Patrick F. Dolan’s report, which relates to RSU settlement in connection with Mr. Patrick Dolan’s resignation as a director of the Company in August 2025.

STOCK OWNERSHIP TABLE

The table below sets forth certain information as of March 13, 2026, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company; and (iii) each NEO of the Company.

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Dolan Family Group (3)	Class A Common Stock	1,516,878	4.64%	78.84%
c/o Dolan Family Office	Class B Common Stock	11,484,408	100%	—
340 Crossways Park Drive
Woodbury, NY 11797

James L. Dolan (3)(4)(5)(7)(23)(24)(26)	Class A Common Stock	508,495	1.56%	14.91%
P.O. Box 420	Class B Common Stock	2,156,132	18.77%	—
Oyster Bay, NY 11771

Aidan J. Dolan (4)(12)	Class A Common Stock	47,495	*	*
P.O. Box 420	Class B Common Stock	—	—	—
Oyster Bay, NY 11771

Kristin Dolan (3)(4)(5)(7)(23)(24)(26)	Class A Common Stock	508,495	1.56%	14.91%
P.O. Box 420	Class B Common Stock	2,156,132	18.77%	—
Oyster Bay, NY 11771

Thomas C. Dolan (3)(4)(9)(22)(25)	Class A Common Stock	128,592	*	13.77%
c/o Dolan Family Office	Class B Common Stock	2,022,676	17.61%	—
340 Crossways Park Drive
Woodbury, NY 11797

Brian G. Sweeney (3)(4)(10)(11)(19)	Class A Common Stock	217,447	*	13.09%
P.O. Box 509	Class B Common Stock	1,913,301	16.66%	—
Oyster Bay, NY 11771

Matthew C. Blank (4)	Class A Common Stock	44,364	*	*
	Class B Common Stock	—	—	—

Joseph M. Cohen (4)	Class A Common Stock	43,852	*	*
	Class B Common Stock	—	—	—

Christopher J. Cox (4)	Class A Common Stock	34,162	*	*
	Class B Common Stock	—	—	—

Stephen C. Mills (4)	Class A Common Stock	29,236	*	*
	Class B Common Stock	—	—	—

Debra Perelman (4)	Class A Common Stock	40,206	*	*
	Class B Common Stock	—	—	—

Vincent Tese (4)	Class A Common Stock	59,941	*	*
	Class B Common Stock	—	—	—

Carl E. Vogel (4)	Class A Common Stock	65,174	*	*
	Class B Common Stock	—	—	—

Dan McDermott (24)	Class A Common Stock	76,178	*	*
	Class B Common Stock	—	—	—

Kim Kelleher (24)	Class A Common Stock	45,690	*	*
	Class B Common Stock	—	—	—

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

All executive officers and directors as a group (3)(4)(5)(6) (8)(9)(10)(11)(12)(13)(14)(21)(22)(23)(24)(25)(26)(27)	Class A Common Stock	1,097,122	3.38%	41.44%
	Class B Common Stock	5,990,077	52.16%	—

Marianne E. Dolan Weber (3)(13)(20)	Class A Common Stock	96,465	*	13.33%
MLC Ventures, LLC	Class B Common Stock	1,953,807	17.01%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Kathleen M. Dolan (3)(6)(18)(19)(20)(21)(22)(23)	Class A Common Stock	180,020	*	45.03%
MLC Ventures, LLC	Class B Common Stock	6,614,461	57.60%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Deborah A. Dolan-Sweeney (3)(4)(10)(11)(19)	Class A Common Stock	217,447	*	13.09%
P.O. Box 509	Class B Common Stock	1,913,301	16.66%	—
Oyster Bay, NY 11771

Patrick F. Dolan (3)(8)(21)	Class A Common Stock	77,673	*	10.88%
c/o Dolan Family Office	Class B Common Stock	1,595,104	13.89%	—
340 Crossways Park Drive
Woodbury, NY 11797

Paul J. Dolan (3)(14)(18)(23)(27)	Class A Common Stock	185,099	*	13.34%
Progressive Field, 2401 Ontario St.	Class B Common Stock	1,945,899	16.94%	—
Cleveland, OH 44115

Mary S. Dolan (3)(15)(19)(21)(25)(26)	Class A Common Stock	15,069	*	46.71%
300 So. Riverside Plaza, Suite 1480	Class B Common Stock	6,878,652	59.90%	—
Chicago, IL 60606

Matthew J. Dolan (3)(16)(20)(22)	Class A Common Stock	90,887	*	12.40%
Corporate Place, 100 7th Avenue, Suite 150	Class B Common Stock	1,817,760	15.83%	—
Chardon, OH 44024

Corby Dolan Leinauer (3)(17)(25)(26)	Class A Common Stock	2,022	*	32.96%
c/o Dolan Family Office	Class B Common Stock	4,854,369	42.27%	—
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(18)	Class A Common Stock	47,864	*	6.27%
FBO Kathleen M. Dolan	Class B Common Stock	918,981	8.00%	—
MLC Ventures, LLC P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(19)	Class A Common Stock	—	—	7.05%
FBO Deborah Dolan-Sweeney	Class B Common Stock	1,038,308	9.04%	—
P.O. Box 509
Oyster Bay, NY 11771

Charles F. Dolan Children Trust (3)(20)	Class A Common Stock	47,864	*	6.08%
FBO Marianne Dolan Weber	Class B Common Stock	890,802	7.76%	—
MLC Ventures LLC
P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(21)	Class A Common Stock	—	—	6.02%
FBO Patrick F. Dolan	Class B Common Stock	886,015	7.71%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Charles F. Dolan Children Trust (3)(22)	Class A Common Stock	39,886	*	6.32%
FBO Thomas C. Dolan	Class B Common Stock	926,958	8.07%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(23)	Class A Common Stock	39,886	*	6.32%
FBO James L. Dolan	Class B Common Stock	926,958	8.07%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Family Trust FBO (3)(25)	Class A Common Stock	—	—	7.24%
Thomas C. Dolan	Class B Common Stock	1,066,647	9.29%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan 2009 Family Trust FBO (3)(26)	Class A Common Stock	—	—	6.02%
James L. Dolan	Class B Common Stock	887,064	7.72%	—
P.O. Box 420
Oyster Bay, NY 11771

BlackRock, Inc. (27)	Class A Common Stock	2,553,174	7.87%	1.73%
55 East 52nd Street	Class B Common Stock	—	—	—
New York, NY 10055

Charles Schwab Investment Management Inc (28)	Class A Common Stock	2,244,315	6.92%	1.52%
9800 Schwab Way	Class B Common Stock	—	—	—
Lone Tree, CO 80124

Barclays PLC (29)	Class A Common Stock	1,905,314	5.87%	1.30%
1 Churchill Place	Class B Common Stock	—	—	—
London — E14 5HP

Dimensional Fund Advisors LP (30)	Class A Common Stock	1,616,403	5.00%	1.10%
6300 Bee Cave Road, Building One	Class B Common Stock	—	—	—
Austin, TX 78746

*	Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Class A Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, shares of Common Stock underlying vested RSUs are deemed to be outstanding for the purpose of computing the Percent of Class of such person or group but are not deemed to be outstanding for the purpose of computing the Percent of Class of any other person or group. Shares underlying vested RSUs are not deemed to be outstanding for the purpose of computing the Combined Voting Power of All Classes of Stock Beneficially Owned. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Please see footnote 4 below for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A

Common Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of the Board of Directors.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the Patrick F. Dolan 2012 Descendants Trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Dolan Children Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; the Tara Dolan 1989 Trust; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; the Kathleen M. Dolan 2012 Descendants Trust; the Deborah A. Dolan-Sweeney 2012 Descendants Trust; the Marianne E. Dolan Weber 2012 Descendants Trust; the Patrick F. Dolan 2012 Descendants Trust; the CFD 2010 Grandchildren Trust FBO Aidan Dolan; the CFD 2010 Grandchildren Trust FBO Quentin Dolan; the CFD 2021 GC Trust FBO Kevyn A. Dolan; and the CFD 2021 GC Trust FBO Tara E. Dolan. The trustees of the Group Members also include (the “Other Trustees”) Corby Dolan Leinauer, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber (collectively the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”), as a Trustee of the CFD 2021 GC Trust FBO Kevyn A. Dolan and the CFD 2021 GC Trust FBO Tara E. Dolan (collectively the “CFD 2021 GC Trusts,” and individually, a “CFD 2010 GC Trust”); Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and FBO James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and FBO Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and FBO Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and each of the CFD 2021 GC Trusts; Brian G. Sweeney, as a Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust; Kristin Dolan, as the Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Aidan Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Quentin Dolan; and Richard Baccari, as the Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust. The Group Members may be deemed to beneficially own an aggregate of 13,001,286 shares of Class A Common Stock as a result of their beneficial ownership of (i) 1,516,878 shares of Class A Common Stock and (ii) 11,484,408 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. The Other Trustees beneficially own an additional 117,577 shares of Class A Common Stock. Includes 245,706 shares of Class A Common Stock underlying vested RSUs. See footnotes (4) through (11), (13) through (23) and (25) through (26).

(4)

The shares of Class A Common Stock underlying vested RSUs granted under the Company’s 2011 Stock Plan for Non-Employee Directors, which represent a right to receive one share of Class A Common Stock 90 days after the director ceases to serve as a member of the board, or, in Kristin Dolan’s case, ceases to be employed by the Company, included in the table above are as follows: James L. Dolan, 71,478; Aidan Dolan, 46,345; Kristin Dolan, 31,272; Thomas C. Dolan, 71,478; Brian G. Sweeney, 71,478; Vincent Tese, 59,941; Matt Blank, 44,364; Joseph M. Cohen, 43,852; Carl E. Vogel, 65,174; Debra Perelman, 40,206; Stephen C. Mills, 29,236; and Christopher J. Cox, 34,162; and all non-employee directors as a group, 608,986. Mr. James L. Dolan’s, Ms. Kristin Dolan’s and Ms. Deborah Dolan-Sweeney’s beneficial ownership in the table above also includes 31,272, 71,478 and 71,478 vested RSUs held directly by Ms. Kristin Dolan, Mr. James L. Dolan and Mr. Brian G. Sweeney, respectively.

(5)

James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 308,050 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 362,684 shares of Class A Common Stock owned personally by his spouse, Kristin Dolan; 1,250 shares of Class A Common Stock owned jointly with his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; 362,684 shares of Class A Common Stock owned personally by his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(6)

Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A Common Stock and 4,481 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children or by household members; and an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as sole Trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); and an aggregate of 5,588,022 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; 370,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 520,824 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children or by household members, an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); 370,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 520,824 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants and an aggregate of 5,588,022 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit); and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(7)

Kristin Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 362,684 shares of Class A Common Stock owned personally, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 308,050 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse, James L. Dolan; 1,250 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children or household members; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse and 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children or household members; 308,050 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of her spouse and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as trustee. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(8)

Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 77,673 shares of Class A Common Stock and 24,444 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 207,311 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit; an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the

Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 207,311 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit; an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust.

(9)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,228 shares of Class A Common Stock and 29,071 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 1,066,647 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 1,066,647 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(10)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 145,969 shares of Class A Common Stock owned by the Beathra Foundation; 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse, Deborah A. Dolan-Sweeney; 1,038,308 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 96,371 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of his spouse; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of his spouse’s descendants; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as sole Trustee. He disclaims beneficial ownership of 145,969 shares of Class A Common Stock owned by the Beathra Foundation; 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse; 1,038,308 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 96,371 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of his spouse; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of his spouse’s descendants; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(11)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 145,969 shares of Class A Common Stock owned by the Beathra Foundation; 1,038,308 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 96,371 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; and 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 145,969 shares of Class A Common Stock owned by the Beathra Foundation; 1,038,308 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 96,371 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(12)

Aidan J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,150 shares of Class A Common Stock owned personally. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(13)

Marianne E. Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 48,601 shares of Class A Common Stock owned personally and 8,359 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 433,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and 520,824 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants. She disclaims beneficial ownership of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 433,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and 520,824 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants.

(14)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A Common Stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(15)

Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A Common Stock owned jointly with her spouse; 1,924,323 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 3,062,117 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,416,950 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; 1,924,323 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 3,062,117 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,416,950 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(16)

Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A Common Stock owned personally and 1,387 shares of Class A Common Stock held as custodian for a minor child; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A Common Stock held as custodian for a minor child and an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(17)

Corby Dolan Leinauer may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 367 shares of Class A Common Stock as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 798 shares of Class A Common Stock owned jointly with her spouse; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 3,062,117 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,416,950 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 367 shares of Class A Common Stock held as custodian for one or more minor children; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 3,062,117 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,416,950 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(18)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(19)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 1,038,308 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(20)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(21)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(22)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(23)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(24)

Does not include unvested RSUs granted under the Company’s 2011 Employee Stock Plan and the Current A&R 2016 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock or the cash equivalent thereof. The excluded number of RSUs for the following individuals are: Kristin Dolan 824,956; Dan McDermott 98,434; Kim Kelleher 98,434; Patrick O’Connell 144,687; and Salvatore Romanello 93,170.

(25)	Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 1,066,647 shares of Class B Common Stock and the equal number of shares of Class A

Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan.

(26)

Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan.

(27)

Based upon the most recent Schedule 13G filed with the SEC on April 17, 2025, BlackRock Inc., a parent holding company, has sole voting power over 2,509,449 shares of Class A Common Stock and sole dispositive power over 2,553,174 shares of Class A Common Stock.

(28)

Based upon the most recent Schedule 13G filed with the SEC on February 12, 2026, Charles Schwab Investment Management Inc, an investment bank, has sole voting and dispositive power over 2,244,315 shares of Class A Common Stock.

(29)	Based upon the most recent Schedule 13G filed with the SEC on May 12, 2025, Barclays PLC, an investment bank, has sole voting and dispositive power over 1,905,314 shares of Class A Common Stock.

(30)

Based upon the most recent Schedule 13G filed with the SEC on April 15, 2025, Dimensional Fund Advisors LP, an investment firm, has sole voting power over 1,581,893 shares of Class A Common Stock and sole dispositive power over 1,616,403 shares of Class A Common Stock.

Certain members of the Dolan family and related family entities, by virtue of their ownership of Class B Common Stock, are able to collectively control stockholder decisions on matters in which holders of Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Board. Certain members of the Dolan family and related family entities are parties to a Stockholders Agreement which has the effect of causing the voting power of certain holders of our Class B Common Stock to be cast as a block on all matters to be voted on by holders of Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan family group are to be voted on all matters in accordance with the determination of the Dolan Family Committee, except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts (the “Excluded Trusts”) that collectively own approximately 83.47% of the outstanding Class B Common Stock. The Dolan Family Committee consists of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney (collectively, the “Dolan Siblings”). The Dolan Family Committee generally acts by vote of the Dolan Siblings, with each Dolan Sibling being entitled to one vote. Matters coming to the Dolan Family Committee generally require approval by a majority vote, except that a going-private transaction must be approved by a two-thirds vote and a change-in-control transaction must be approved by not less than all but one vote. The Stockholders Agreement also contains certain transfer restrictions, rights of first offer, rights of first refusal, tag-along rights and drag-along rights, all of which are for the benefit of, and waivable and enforceable by, the Class B stockholders and not the Company.

Shares of Class B Common Stock owned by Excluded Trusts are to be voted on all matters in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by Excluded Trusts is required.

The holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Family Foundation and the Company have entered into a registration rights agreement

(the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 13, 2026, the Dolan Parties beneficially owned approximately 5.9 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 51.3% of our Class B Common Stock, as well as approximately 1.1 million shares of Class A Common Stock, which represented approximately 3.4% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 15.9% of our Common Stock and approximately 40.8% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 13, 2026, the Children Trusts owned approximately 5.6 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 48.7% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13.1% of our Common Stock and approximately 38.1% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

GENERAL INFORMATION

When and where is the annual meeting being held?

The annual meeting will be held on Tuesday, June 16, 2026 at 10:00 a.m. Eastern Time. Our 2026 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. For more information on how to attend the virtual meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below.

Who may vote at the annual meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register at the close of business on April 20, 2026 (the “Record Date”), may vote at the meeting. On April 20, 2026, there were 32,443,304 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of four candidates to the Board of Directors of AMC Global Media. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3 and 4 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Global Media stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 or by telephone at 800-401-1957.

If you participate in householding and wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact EQ Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email. The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to participate in the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the annual meeting?

In order to carry on the business of the annual meeting, we need the holders of a majority of the votes, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), represented by the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock entitled to vote on the Record Date to constitute a quorum. If voting on a particular action is by class, a majority of the votes, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), represented by the outstanding shares of such class must be present to constitute a quorum for the authorization of such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on Proposal 2, the ratification of KPMG as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal 1, the election of directors, Proposal 3, the advisory vote on Named Executive Officer compensation, or Proposal 4, the proposal to approve the Company’s A&R 2011 Stock Plan for Non-Employee Directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3 and 4 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposals 2, 3 or 4 because abstentions and broker non-votes are not considered votes cast. Withheld votes and broker non-votes will not affect the outcome of Proposal 1 because directors are elected by a plurality of the votes cast by the applicable class, although in each case shares represented by such votes will be counted for purposes of determining a quorum. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3 and 4 regardless of how other shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting via the internet. However, your participation in the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the annual meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

Item	Matter to be Voted on	Board Recommendation

Proposal 1	Election of Directors (as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock)	FOR ALL

Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026	FOR

Proposal 3	An advisory vote on Named Executive Officer compensation	FOR

Proposal 4	Proposal to approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors	FOR

Who pays for this solicitation?

This solicitation is being made by the Company, and the Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $20,000, plus reimbursement for out-of- pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend, vote at and ask questions during the annual meeting?

This year’s annual meeting will be a virtual meeting of stockholders conducted via live audio webcast. All stockholders of record on April 20, 2026 are invited to attend and participate in the meeting. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, http://investors.amcglobalmedia.com/investor-relations, and will be available on www.virtualshareholdermeeting.com/AMCX2026 during the annual meeting.

Attending the Virtual Meeting

To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/AMCX2026. To participate in the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

A complete list of record stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for a period of at least 10 days ending on the day before the date of the annual meeting during ordinary business hours at our corporate headquarters located at 11 Penn Plaza, New York, NY 10001.

Voting During the Virtual Meeting

If you have not voted your shares prior to the annual meeting, you will be able to vote your shares electronically at the annual meeting by clicking “Vote Here” on the meeting website. In addition, if you have previously voted and wish to change your vote, you may re-vote during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

Asking Questions

If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/AMCX2026.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.amcglobalmedia.com by clicking on “Investors.” The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Help with Technical Difficulties

If you have any technical difficulties or any questions regarding the meeting website, we are ready to assist you. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, http://investors.amcglobalmedia.com/investor-relations, including information on when the meeting will be reconvened.

OTHER MATTERS

Matters to be Raised at the 2026 Annual Meeting Not Included in This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Stockholder Proposals for the 2027 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2027 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2027 annual meeting must submit their proposals to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 31, 2026. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2027 proxy statement.

In accordance with our Amended and Restated Bylaws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2027 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required by the advance notice provisions of our Amended and Restated Bylaws and the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required by the advance notice provisions of our Amended and Restated Bylaws and the rules of the SEC. Any notice delivered with respect to proposals by stockholders and persons nominated for election as directors by stockholders must also include (a) a representation that the stockholder that submitted the notice is a stockholder of record (as defined in Nevada Revised Statutes 78.010(1)(k)) of the Company entitled to vote at such meeting of the Company on the matter proposed and intends to appear in person at such meeting to propose its nomination or other business and (b) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Amended and Restated Bylaws.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Global Media Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcglobalmedia.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Corporate Secretary

New York, New York

April 30, 2026

ANNEX A - CALCULATION OF NON-GAAP FIGURES

The Company believes that presenting certain non-GAAP metrics is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. Presented below are adjusted operating income and free cash flow, which are the non-GAAP metrics used in this Proxy Statement. These non-GAAP measures may not be comparable to similar measures reported by other companies.

Adjusted Operating Income

The Company defines adjusted operating income as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of business), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. Because it is based upon operating income (loss), adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that AOI is an appropriate measure for evaluating the operating performance on both an operating segment and consolidated basis. AOI and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry. AOI should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOI is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

(in thousands)	2025	2024	2023

Operating Income (loss)	$133,322	$(39,600)	$388,412

Depreciation and Amortization	94,425	98,015	107,402

Share-Based Compensation Expense	25,330	26,051	25,665

Other (a)	158,797	478,107	148,625

Adjusted Operating Income	$411,874	$562,573	$670,104

(a)

Results for the year ended December 31, 2023 include restructuring and other related charges of $27,787, impairment and other charges of $96,689, cloud computing amortization of $10,543 and adjusted operating income from greater than 50% owned equity method investees of $13,606.

Results for the year ended December 31, 2024 include restructuring and other related charges of $49,464, impairment and other charges of $399,513, cloud computing amortization of $13,452 and adjusted operating income from greater than 50% owned equity method investees of $15,678.

Results for the year ended December 31, 2025 include restructuring and other related charges of $97,784, impairment and other charges of $26,536, cloud computing amortization of $10,733 and adjusted operating income from greater than 50% owned equity method investees of $23,744.

A-1

Free Cash Flow

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that free cash flow is useful as an indicator of its overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

The following is a reconciliation of net cash provided by operating activities (GAAP) to free cash flow (non-GAAP):

(in thousands)	2025	2024	2023

Net cash provided by operating activities	$305,670	$375,615	$203,919

Less: capital expenditures	(33,303)	(44,775)	(35,207)

Free Cash Flow	$272,367	$330,840	$168,712

A-2

Annex B

ANNEX B – THE AMENDED AND RESTATED 2011 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

AMC Global Media Inc. Amended and Restated 2011 Stock Plan For Non-Employee Directors

1. Purpose. The purposes of the AMC Global Media Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

The amendments to this Plan will not affect the terms or conditions of any Award granted prior to the effective date of such amendments provided in Section 14.

2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

(a) “Award” shall mean an Option, Restricted Stock Unit or other stock-based award granted under the Plan.

(b) “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e) “Company” shall mean AMC Global Media Inc., a Nevada corporation.

(f) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(h) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Non-Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(k) “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(l) “Participant” shall mean a Non-Employee Director who has been granted an Award under the Plan.

(m) “Plan” shall mean the AMC Global Media Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors, as amended, restated, or amended and restated from time to time.

(n) “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(o) “Share” shall mean a share of AMC Global Media Inc. Class A Common Stock, par value $0.01 per share.

3. Plan Administration.

3.1 Committee. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2 Authority. The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3 Liability. No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Eligibility. All Non-Employee Directors are eligible for the grant of Awards.

5. Shares Subject to the Plan.

5.1 Number. The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 1,615,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an

Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2 Adjustment in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6. Terms and Conditions of Awards.

6.1. Options.

6.1.1 Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3 Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4 Written Notice for Exercise. An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).

6.1.5 Payment. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6 Settlement of an Option. When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2. Restricted Stock Units.

6.2.1 Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.2.2 Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3 Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3. Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7. No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8. Compliance with Rule 16b-3. It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9. Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10. Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12. Administration and Amendment of Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13. Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

14. Effective Date. The Plan became effective upon approval by the stockholders of the Company. The amendments to the Plan shall become effective upon approval by the stockholders of the Company on June 16, 2026.

15. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

16. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

17. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

18. Governing Law. The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Nevada, without reference to principles of conflicts of laws.

19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20. Duration. This Plan shall remain in effect until June 16, 2036 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

AMC GLOBAL MEDIA INC.
11 PENN PLAZA
NEW YORK, NY 10001
SCAN TO
VIEW MATERIALS & VOTE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Notice of Internet availability of Proxy Materials: VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026 (June 11, 2026 for participants in the AMC Global Media 401(k) Savings Plan, if applicable). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/AMCX2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on June 15, 2026 (June 11, 2026 for participants in the AMC Global Media 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Global Media Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 15, 2026.
If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AMC Global Media Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V95250-P52293 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
CLASS A STOCKHOLDERS AMC GLOBAL MEDIA INC.
The Board of Directors recommends you vote FOR the following Director nominees:
1. Election of the following nominees as Directors:
01) Matthew C. Blank 02) Debra G. Perelman 03) Carl E. Vogel
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
For All Withhold All Except For All
The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026
3. Advisory vote on Named Executive Officer compensation
4. Vote on Proposal to Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors
Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3) and (4) as more fully described in the accompanying Proxy Statement.
For Against Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
FOLD AND DETACH HERE
V95251-P52293
AMC GLOBAL MEDIA INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 16, 2026
The undersigned hereby appoints Salvatore Romanello and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Global Media Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2026, on Tuesday, June 16, 2026, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3) and (4), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
Attention participants in the AMC Global Media 401(k) Savings Plan: If shares of AMC Global Media Inc. Class A Common Stock are held in this plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on June 11, 2026 so that the Trustee (who votes the shares on behalf of the Plan’s participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Global Media Inc.
(Continued and to be signed on the reverse side)

AMC GLOBAL MEDIA INC.
11 PENN PLAZA
NEW YORK, NY 10001
SCAN TO
VIEW MATERIALS & VOTE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Notice of Internet availability of Proxy Materials: VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/AMCX2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Global Media Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 15, 2026.
If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AMC Global Media Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V95252-P52293 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
CLASS B STOCKHOLDERS AMC GLOBAL MEDIA INC.
The Board of Directors recommends you vote FOR the following Director nominees:
1. Election of the following nominees as Directors:
01) James L. Dolan 05) Thomas C. Dolan 02) Christopher J. Cox 06) Brian G. Sweeney 03) Aidan J. Dolan 07) Vincent Tese 04) Kristin A. Dolan
For All Withhold All Except For All
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026
3. Advisory vote on Named Executive Officer compensation
4. Vote on Proposal to Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors
Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3) and (4) as more fully described in the accompanying Proxy Statement.
For Against Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
FOLD AND DETACH HERE
V95253-P52293
CLASS B PROXY
AMC GLOBAL MEDIA INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 16, 2026
The undersigned hereby appoints Salvatore Romanello and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Global Media Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2026, on Tuesday, June 16, 2026, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3) and (4), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Global Media Inc.
(Continued and to be signed on the reverse side)